EXHIBIT 4.14(c)

  AMENDED AND RESTATED DEPOSIT AND DISBURSEMENT AGREEMENT

                             among

                SALTON SEA FUNDING CORPORATION,
               SALTON SEA BRINE PROCESSING L.P.,
               SALTON SEA POWER GENERATION L.P.,
                    FISH LAKE POWER COMPANY,
                    SALTON SEA POWER L.L.C.,
                      VULCAN POWER COMPANY,
            CALIFORNIA ENERGY OPERATING CORPORATION,
                      BN GEOTHERMAL, INC.,
                   SAN FELIPE ENERGY COMPANY,
                     CONEJO ENERGY COMPANY,
                     NIGUEL ENERGY COMPANY,
               VULCAN/BN GEOTHERMAL POWER COMPANY,
                        DEL RANCH, L.P.,
                          ELMORE, L.P.,
                         LEATHERS, L.P.,
                     CALENERGY MINERALS LLC,
                          CE TURBO LLC,
                   SALTON SEA ROYALTY COMPANY,

                               and

  Chase Manhattan Bank and Trust Company, National Association,
                       as Collateral Agent

                               and

  Chase Manhattan Bank and Trust Company, National Association,
                       as Depositary Agent





                  Dated as of October 13, 1998
          AMENDED AND RESTATED DEPOSIT AND DISBURSEMENT
AGREEMENT (this "Depositary Agreement"), dated as of
October 13, 1998, among Salton Sea Funding Corporation, a
Delaware corporation (the "Funding Corporation"), Salton
Sea Brine Processing L.P., a California limited partnership ("SSBP"), Salton Sea Power Generation L.P., a
California limited partnership ("SSPG"), Fish Lake Power
Company, a Delaware corporation ("Fish Lake"), Salton Sea
Power L.L.C., a Delaware limited liability company
("Power LLC" and, collectively with SSBP, SSPG and Fish
Lake, the "Salton Sea Guarantors"), Vulcan Power Company, a Nevada corporation ("VPC"), California Energy Operating
Corporation, a Delaware corporation ("CEOC"), BN
Geothermal, Inc., a Nevada corporation ("BN Geothermal"),
San Felipe Energy Company, a California corporation ("San
Felipe"), Conejo Energy Company, a California corporation
("Conejo"), Niguel Energy Company, a California corporation ("Niguel"), Vulcan/BN Geothermal Power
Company, a Nevada general partnership ("Vulcan"), Del
Ranch, L.P., a California limited partnership ("Del
Ranch"), Elmore, L.P., a California limited partnership
("Elmore"), Leathers, L.P., a California limited partnership ("Leathers"), CalEnergy Minerals LLC, a
Delaware limited liability company ("Minerals LLC"), and CE Turbo LLC, a Delaware limited liability company
("Turbo LLC" and, collectively with VPC, CEOC, BN
Geothermal, San Felipe, Conejo, Niguel, Vulcan, Del
Ranch, Elmore, Leathers and Minerals LLC, the
"Partnership Guarantors"), Salton Sea Royalty Company, a
Delaware corporation (the "Royalty Guarantor" and, collec tively with the Salton Sea Guarantors and the Partnership
Guarantors, the "Guarantors"), Chase Manhattan Bank and
Trust Company, National Association, in its capacity as collateral agent (together with its successors and permitted assigns in such capacity, the "Collateral
Agent"), and Chase Manhattan Bank and Trust Company,
National Association, in its capacity as depositary agent
(together with its successors and permitted assigns in such capacity, the "Depositary Agent").

          WHEREAS, the Funding Corporation was formed for the sole purpose of issuing its bonds, debentures, promissory notes or other evidences of indebtedness under the Trust Indenture dated as of July 21, 1995 (the
"Original Indenture") (as amended and supplemented by the First Supplemental Indenture dated as of October 18,
1995, the Second Supplemental Indenture dated as of June
20, 1996 (the "Second Supplemental Indenture"), the Third
Supplemental Indenture dated as of July 29, 1996 and the Fourth Supplemental Indenture dated as of the date hereof
(the "Fourth Supplemental Indenture"), and as further amended, supplemented or otherwise modified from time to time, the "Indenture"), between the Funding Corporation and Chase Manhattan Bank and Trust Company, National
Association, as trustee (the "Trustee");
          WHEREAS, pursuant to the Original Indenture, the Funding Corporation issued $232,750,000 of its 6.69%
Series A Senior Secured Notes Due 2000 (the "Series A
Securities"), $133,000,000 of its 7.37% Series B Senior
Secured Bonds Due 2005 (the "Series B Securities") and
$109,250,000 of its 7.84% Series C Senior Secured Bonds
Due 2010 (the "Series C Securities" and, collectively with the Series A Securities and the Series B Securities, the "Original Securities");

          WHEREAS, the Funding Corporation used the proceeds of the Original Securities to make three separate loans to (i) SSPB, SSPG and Fish Lake (the
"Original Salton Sea Guarantors"), (ii) VPC and CEOC (the
"Original Partnership Guarantors") and (iii) the Royalty
Guarantor, each pursuant to a separate credit agreement
(each a "Credit Agreement") entered into between the Funding Corporation and each of the Original Salton Sea
Guarantors, the Original Partnership Guarantors and the
Royalty Guarantor;

          WHEREAS, in connection with the issuance of the Original Securities, the Funding Corporation, the
Original Salton Sea Guarantors, the Original Partnership
Guarantors, the Royalty Guarantor, the Collateral Agent and the Depositary Agent entered into the Deposit and Disbursement Agreement dated as of July 21, 1995 (the
"Original Depositary Agreement") in order to appoint the Depositary Agent as depositary agent to hold and administer monies deposited into various funds established pursuant to the Original Depositary Agreement and funded with, among other things, the proceeds of the Original Securities, proceeds of drawings under the Working Capital Facility, casualty insurance, condemnation and title insurance proceeds, and revenues, equity cash flows and royalties received by the Guarantors;

          WHEREAS, pursuant to the Second Supplemental
Indenture, the Funding Corporation issued $70,000,000 of its 7.02% Series D Senior Secured Notes Due 2000 (the
"Series D Securities") and $65,000,000 of its 8.30%
Series E Senior Secured Bonds Due 2011 (the "Series E
Securities" and, together with the Series D Securities, the "Second Offering Securities");

          WHEREAS, the Funding Corporation used the proceeds of the Second Offering Securities to make a loan to (i) the Original Partnership Guarantors and (ii) BN
Geothermal, San Felipe, Conejo, Niguel, Vulcan, Del
Ranch, Elmore and Leathers (Leathers, collectively with
BN Geothermal, San Felipe, Conejo, Niguel, Vulcan, Del
Ranch and Elmore, the "Additional Partnership
Guarantors") pursuant to the Partnership Credit
Agreement;
          WHEREAS, in connection with the issuance of the Second Offering Securities, the Original Salton Sea
Guarantors, the Original Partnership Guarantors, the
Additional Partnership Guarantors and the Royalty
Guarantor entered into Amendment No. 1 to Deposit and
Disbursement Agreement dated as of June 20, 1996
("Amendment No. 1") in order to, among other things, add the Additional Partnership Guarantors as parties to the Depositary Agreement and establish the Capital
Expenditure Fund and set forth the mechanics for making withdrawals therefrom;

          WHEREAS, the Funding Corporation has determined to issue $285,000,000 of its 7.475% Senior Secured Series
F Bonds Due 2018 (the "Series F Securities") pursuant to the Fourth Supplemental Indenture;

          WHEREAS, the Funding Corporation will use the proceeds of the Series F Securities to (i) make a loan to the Original Salton Sea Guarantors and Power LLC pursuant to the Salton Sea Credit Agreement and (ii) make a loan to the Original Partnership Guarantors, the Additional
Partnership Guarantors, Minerals LLC and Turbo LLC pursuant to the Partnership Credit Agreement; and

          WHEREAS, in connection with issuance of the Series F Securities, the Funding Corporation, the
Guarantors, the Collateral Agent and the Depositary Agent would like to amend and restate the Original Depositary
Agreement, as amended by Amendment No. 1, to, among other things, add Power LLC, Minerals LLC and Turbo LLC as parties to the Depositary Agreement and establish the Construction Funds and set forth the mechanics for making withdrawals therefrom.

          NOW, THEREFORE, in consideration of the
premises and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Original
Depositary Agreement, as amended by Amendment No. 1, is hereby amended and restated in its entirety as follows:

                       ARTICLE I
                      DEFINITIONS

          SECTION I.1  Capitalized Terms.  Capitalized
terms used and not otherwise defined herein shall have the meanings assigned to them in the Indenture.

          SECTION I.2  Definitions; Construction.  For
all purposes of this Depositary Agreement, except as otherwise expressly provided or unless the context otherwise requires:

          (a) all terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;

          (b)  all references in this Depositary
Agreement to designated "Articles," "Sections,"
"Exhibits" and other subdivisions are to the designated
Articles, Sections, Exhibits and other subdivisions of this Depositary Agreement;

          (c)  the words "herein," "hereof" and
"hereunder" and other words of similar import refer to this Depositary Agreement as a whole and not to any particular Article, Section, Exhibit or other subdivision;

          (d) unless otherwise expressly specified, any agreement, contract or document defined or referred to herein shall mean such agreement, contract or document as in effect as of the date hereof, as the same may thereafter be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof and of the Indenture and the other
Financing Documents and including any agreement, contract or document in substitution or replacement of any of the foregoing;

          (e) unless the context clearly intends to the contrary, pronouns having a masculine or feminine gender shall be deemed to include the other; and

          (f) any reference to any Person shall include its successors and assigns.

          "Additional Partnership Project Note" shall mean the promissory note dated October 13, 1998 in the amount of $201,728,000 executed by the Partnership
Guarantors in favor of the Funding Corporation pursuant to the Partnership Credit Agreement.

          "Additional Salton Sea Project Note" shall mean the promissory note dated October 13, 1998 in the amount of $83,272,000 executed by the Salton Sea Guarantors in favor of the Funding Corporation pursuant to the Salton
Sea Credit Agreement.
          "Administrative Costs" means all obligations of the Funding Corporation and the Guarantors, now or hereafter existing, to pay administrative fees, costs and expenses to any trustee or agent of any Secured Party, including the Collateral Agent, the Depositary Agent, any party that becomes the agent for the Working Capital
Facility Provider, the Debt Service Reserve LOC Provider and the Trustee.

          "Allocation Certificate" means each certificate provided by the Funding Corporation, one of the Guarantors, or, pursuant to Section 6(d) of the Intercreditor Agreement, the Required Secured Parties (as defined in the Intercreditor Agreement), as applicable, setting forth the allocation of Loss Proceeds, Eminent
Domain Proceeds, Title Event Proceeds or cash proceeds resulting from liquidation of the Collateral and Funding
Corporation Collateral, as the case may be, among the Secured Parties (to the extent the Secured Obligations of such Secured Parties may be redeemed or prepaid under the applicable Financing Documents).

          "Capital Expenditure Fund" means the Fund of such name established pursuant to Section 2.2 and having the following account number at the Depositary Agent:
C28187F.

          "Capital Expenditure Requisition" has the meaning specified in Section 3.14(c).

          "Cash Fund" means the Fund of such name
established pursuant to Section 2.2 and having the following account number at Bank of America: Account No.
2335309075.


          "Combined Exposure" means, as of any date of calculation, the sum (calculated without duplication) of the following, to the extent the same is held by or represented by a Creditor: (i) the aggregate principal amount of all Outstanding Securities, (ii) the aggregate principal amount of all Permitted Debt outstanding (other than the Securities and Subordinated Debt), (iii) the aggregate amount of all available undrawn financing commitments under the documents governing the Permitted
Debt (other than the Securities and Subordinated Debt) which the creditors party to such documents have no right to terminate, (iv) the maximum amount available to be drawn under the Debt Service Reserve Letter of Credit issued pursuant to the Debt Service Reserve LOC
Reimbursement Agreement (if any) and (v) the termination payment due and owing as of such calculation date or which the Permitted Counterparty thereunder has a right to cause to be due and owing as of such calculation date under any Interest Rate Protection Agreements.

          "Construction Debt Service" shall mean any payments, due prior to Final Completion of the New
Projects and final completion of the Permitted Capital
Expenditures in accordance with the plans and specifications therefor, of interest on, or other amounts due in respect of (if any), the principal amount of Series F Securities and (without duplication) interest on, or other amounts due in respect of (if any), the Additional Partnership Project Note and the Additional
Salton Sea Project Note.

          "Construction Funds" means, collectively, the
Zinc Construction Fund, the Salton Sea Unit V
Construction Fund, the Region 2/Turbo Construction Fund and the Construction Period Debt Service Fund.

          "Construction Period Debt Service Fund" means the Fund of such name established pursuant to Section 2.2 and having the following account number at the Depositary
Agent:  C28186G.

          "Construction Requisition" has the meaning specified in Section 3.1.1(c).

          "Creditors" means the Funding Corporation, the Trustee, the Collateral Agent, the Depositary Agent, the
Debt Service Reserve LOC Provider (and the "Agent" and
"Banks" as each such term is defined in the Debt Service
Reserve LOC Reimbursement Agreement), any party that becomes the agent for the Working Capital Facility
Provider, any Permitted Counterparty under any Interest
Rate Protection Agreement and any party that becomes a Secured Party under the Intercreditor Agreement.

          "Debt Service Reserve Bond" means each bond issued by the Funding Corporation in exchange for a Debt
Service Reserve LOC Loan in accordance with, and pursuant to the terms and provisions of, the Debt Service Reserve
LOC Reimbursement Agreement.

          "Debt Service Reserve Fund" means the Fund of such name established pursuant to Section 2.2 and having the following account number at the Depositary Agent:
C28187A.

          "Debt Service Reserve Bond Sub-Fund" means the sub-fund of such name established pursuant to Section
2.2.

          "Debt Service Reserve LOC Loan" means each loan made to the Funding Corporation pursuant to the Debt
Service Reserve LOC Reimbursement Agreement.

          "Debt Service Reserve LOC Loan Interest Sub-
Fund" means the sub-fund of such name established pursuant to Section 2.2.

          "Debt Service Reserve LOC Loan Principal Sub-
Fund" means the sub-fund of such name established pursuant to Section 2.2.

          "Debt Service Reserve LOC Credit Amount" has the meaning specified in Section 3.2.

          "Debt Service Reserve Required Balance" means the amount set forth on Schedule I hereto, as such amount may be adjusted from time to time in accordance with the provisions set forth on such Schedule.

          "Disbursement Date" means the date specified in a Requisition as the date on which monies are requested by a Guarantor to be withdrawn and transferred from the Fund to which such Requisition relates for the purpose set forth in such Requisition.

          "Distribution Fund" means the Fund of such name established pursuant to Section 2.2 and having the following account number at the Depositary Agent:
C28187B.

          "Distribution Suspense Fund" means the Fund of such name established pursuant to Section 2.2 and having the following account number at the Depositary Agent:
C28187C.

          "Equity Contributions" has the meaning
specified in Section 1 of the Equity Commitment
Agreement.

          "Fund Collateral"  has the meaning specified in
Section 2.3.

          "Funding Date" means any day from the 10th through the 15th day of each month, as determined by the Funding Corporation or any Guarantor in an officer's certificate received by the Depositary Agent at least three (3) Business Days prior to such Funding Date, provided that there shall only be a single Funding Date for any month (except in the case of an emergency referred to below), or if no earlier date is so determined, then the 15th day of each month, or in each case if such day is not a Business Day the next succeeding Business Day, or in the case of an emergency related to funding Operating and Maintenance Costs, any Business Day of the month.

          "Funds" has the meaning specified in Section
2.2.

          "Indemnified Depositary Agent Party" has the meaning specified in Section 5.2.

          "Independent Engineer Construction Certificate" has the meaning specified in Section 3.1.1(c).

          "Interest Fund" means the Fund of such name established pursuant to Section 2.2 and having the following account number at the Depositary Agent:
C28186C.

          "Interest Payment Date" means with respect to any (i) Security, each May 30th and November 30th, commencing November 30, 1995 and concluding on the Final
Maturity Date, (ii) Debt Service Reserve LOC Loan, each
May 30th and November 30th, or any other date as may be agreed from time to time by the Funding Corporation and the agent under the Debt Service Reserve LOC
Reimbursement Agreement, commencing on the first such date after the applicable drawing, and any date on which interest on such Debt Service Reserve LOC Loan becomes due and payable at redemption, the final maturity date or declaration of acceleration, or otherwise, and (iii) Debt
Service Reserve Bond, each May 30th and November 30th, commencing on the first such date after the applicable conversion date, and any date on which interest on such Debt Service Reserve Bond becomes due and payable at redemption, the final maturity date or declaration of acceleration, or otherwise.

          "Liquidated Damages Sub-Funds" means,
collectively, the Zinc LD Sub-Fund, the Salton Sea Unit V
LD Sub-Fund, the Region 2/Turbo LD Sub-Fund and the LD
Holding Sub-Fund.

          "Loss Proceeds Fund" means the Fund of such name established pursuant to Section 2.2 and having the following account number at the Depositary Agent:
C28187D.

          "Non-Budgeted Operating and Maintenance Costs
Certificate" has the meaning specified in Section
3.2(c)(i)(A).

          "Permitted Capital Expenditures" has the meaning specified in Section 3.14(b).

          "Permitted Investments" means investments in securities that are: (i) direct obligations of the United States or any agency thereof; (ii) obligations fully guaranteed by the United States or any agency thereof; (iii) certificates of deposit or bankers acceptances issued by commercial banks (including the Trustee or any of its Affiliates) organized under the laws of the United States or of any political subdivision thereof or under the laws of Canada, Japan, Switzerland or any country that is a member of the European Economic
Community having a combined capital and surplus of at least $250,000,000 and having long-term unsecured debt securities then rated "A" or better by S&P or "A-2" or better by Moody's (but at the time of investment not more than $25,000,000 may be invested in such certificates of deposit from any one bank); (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (i) and (ii) above, entered into with any financial institution meeting the qualifications specified in clause (iii) above; (v) open market commercial paper of any corporation incorporated or doing business under the laws of the United States or of any political subdivision thereof having a rating of at least "A-1" from S&P and "P-
1" from Moody's (but at the time of investment not more than $25,000,000 may be invested in such commercial paper from any one company); (vi) auction rate securities or money market preferred stock having one of the two highest ratings obtainable from either S&P or Moody's
(or, if at any time neither S&P nor Moody's may be rating such obligations, then from another nationally recognized rating service acceptable to the Trustee); or (vii) investments in money market funds or money market mutual funds sponsored by any securities broker dealer of recognized national standing (or an Affiliate thereof), having an investment policy that requires substantially all the invested assets of such fund to be invested in investments described in any one or more of the foregoing clauses having a rating of "A" or better by S&P or "A-2" or better by Moody's (including money market funds for which the Depositary Agent in its individual capacity, its parent or any of its affiliates is investment manager or adviser).

          "Principal Fund" means the Fund of such name established pursuant to Section 2.2 and having the following account number at the Depositary Agent:
C28186B.

          "Principal Payment Date" means with respect to
(i) any Security, the date on which all or a portion of the principal of such Security becomes due and payable as provided therein or in the Indenture, whether on a scheduled date for payment of principal at a Redemption
Date, the Final Maturity Date, a date of declaration of acceleration or otherwise, (ii) any Debt Service Reserve
LOC Loan, each May 30th and November 30th, or any other date as may be agreed from time to time by the Funding
Corporation and the agent under the Debt Service Reserve
LOC Reimbursement Agreement, commencing on the first such date after the applicable drawing, and the date on which all or a portion of the principal of such Debt Service
Reserve LOC Loan becomes due and payable at redemption, the final maturity date or declaration of acceleration, or otherwise, and (iii) any Debt Service Reserve Bond, each May 30th and November 30th, commencing on the first such date after the applicable conversion date, and any date on which principal of such Debt Service Reserve Bond becomes due and payable at redemption, the final maturity date or declaration of acceleration, or otherwise.

          "Redemption Fund" means the Fund of such name established pursuant to Section 2.2 and having the following account number at the Depositary Agent:
C28187E.

          "Region 2/Turbo Construction Costs" has the meaning specified in Section 3.1.3(b).

          "Region 2/Turbo Construction Fund" means the
Fund of such name established pursuant to Section 2.2 and having the following account number at the Depositary
Agent:  C28186F.

          "Required Secured Parties" means, at any time, Persons that at such time hold at least 33-1/3% of the Combined Exposure, provided that for purposes of directing actions of the Collateral Agent, (i) the Funding Corporation shall convey, transfer and assign its right to vote on all matters under the Intercreditor
Agreement to the Trustee and (ii) the Trustee shall be entitled to vote on all matters under the Intercreditor
Agreement according to the aggregate principal amount of the Outstanding Securities, subject, however, in all events, to the terms and provisions of the Indenture.
          "Requisition" means a Construction Requisition, a Capital Expenditure Requisition, a Non-Budgeted
Operating and Maintenance Costs Certificate, a
Restoration Requisition or a Title Event Requisition.

          "Responsible Officer" means the president or any vice president, assistant vice president or the trust officer of the Trustee to whom any matter has been referred because of such officer's knowledge and familiarity with the particular subject.

          "Restoration Budget" has the meaning specified in Section 3.8.

          "Restoration Progress Payment Schedule" has the meaning specified in Section 3.8.

          "Restoration Requisition" has the meaning specified in Section 3.8.

          "Restoration Sub-Fund" means the sub-fund of such name established pursuant to Section 2.2.

          "Revenue Fund" means the Fund of such name established pursuant to Section 2.2 and having the following account number at the Depositary Agent:
C28186A.

          "Salton Sea Unit V Construction Costs" has the meaning specified in Section 3.1.2(b).

          "Salton Sea Unit V Construction Fund" means the
Fund of such name established pursuant to Section 2.2 and having the following account number at the Depositary
Agent:  C28186E.

          "Senior Debt" means all of the Permitted Debt of the Funding Corporation other than Subordinated Debt.

          "Series F Closing Date" means the date of issuance and delivery of the Series F Securities.

          "Title Event Requisition" has the meaning specified in Section 3.8.

          "Title Event Sub-Fund" means the sub-fund of such name established pursuant to Section 2.2.

          "Trigger Event" means (a)(i) an "Event of
Default" under the Indenture and an acceleration of all or a portion of the indebtedness issued thereunder, (ii) an "Event of Default" under the Debt Service Reserve LOC
Reimbursement Agreement and an acceleration of all or a portion of the indebtedness incurred thereunder, (iii) an "Event of Default" under a Senior Debt instrument and an acceleration of all or a portion of the Debt issued thereunder in an aggregate principal amount in excess of $10,000,000 or (iv) there shall have occurred and be continuing any Guarantee Event of Default under (x) the Partnership Guarantee at a time when the Partnership
Project Note shall have been paid in full or (y) the Royalty Guarantee at a time when the Royalty Project Note shall have been paid in full, and such Guarantee Event of Default, if it had been a Credit Agreement Event of Default at a time prior to the payment in full of any such Project Note, would have resulted in the acceleration of such Project Note (assuming the exercise by the Funding Corporation of its rights of acceleration in respect of such Project Note pursuant to the terms of the relevant Credit Agreement and the giving of any applicable notices and passage of any applicable time requirements thereunder); and in each case, the Collateral Agent shall have, upon direction from the Required Secured Parties (as defined in the Intercreditor
Agreement), declared such event to be a Trigger Event.

          "Trigger Event Date" has the meaning specified in Section 3.13.

          "Zinc Construction Costs" has the meaning specified in Section 3.1.1(b).

          "Zinc Construction Fund" means the Fund of such name established pursuant to Section 2.2 and having the following account number at the Depositary Agent:
C28186D.


                       ARTICLE II
            APPOINTMENT OF DEPOSITARY AGENT;
                 ESTABLISHMENT OF FUNDS

          SECTION II.1  Acceptance of Appointment of
Depositary Agent. (a) The Depositary Agent hereby agrees to act as such and to accept all cash, payments, other amounts and Permitted Investments to be delivered to or held by the Depositary Agent pursuant to the terms of this Depositary Agreement and the Indenture. The
Depositary Agent shall hold and safeguard the Funds during the term of this Depositary Agreement and shall treat the cash, instruments and securities in the Funds as monies, instruments and securities pledged by the Guarantors to the Collateral Agent for the benefit of the Secured Parties and the Funding Corporation to be held in the custody of the Depositary Agent, as agent solely for the Collateral Agent, in accordance with the provisions of this Depositary Agreement. In performing its functions and duties under this Depositary Agreement, the Depositary Agent shall act solely as agent for the Collateral Agent and, except in such capacity, does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for the Funding Corporation or any of the Guarantors.

          (b) Neither the Funding Corporation nor any of the Guarantors shall have any rights against or to monies held in the Funds, as third party beneficiary or otherwise, except the right to receive or make requisitions of monies held in the Funds, as permitted by this Depositary Agreement and the Indenture, and to direct the investment of monies held in the Funds as permitted by Section 3.10.

          SECTION II.2  Establishment of Funds and Sub-
Funds. The Depositary Agent hereby establishes the following funds (the "Funds") in the form of interest bearing accounts and sub-accounts thereof, which shall be maintained at all times until the termination of this Depositary Agreement (provided that the Construction
Period Debt Service Fund shall terminate after all required deposits into and withdrawals from such Fund shall have been made in accordance with Section 3.1.4 and each of the other Construction Funds shall terminate upon Final Completion of the relevant New Project):

          (a)  Zinc Construction Fund;
          (b)  Salton Sea Unit V Construction Fund;
          (c)  Region 2/Turbo Construction Fund;
          (d)  Construction Period Debt Service Fund;
          (e)  Revenue Fund;
          (f)  Principal Fund;
          (g)  Interest Fund;
          (h)  Debt Service Reserve Fund;
          (i)  Distribution Fund;
          (j)  Distribution Suspense Fund;
          (k)  Loss Proceeds Fund;
          (l)  Redemption Fund;
          (m)  Capital Expenditure Fund; and
          (n)  Cash Fund.

          The Funds referred to in clauses (f), (g), (i) and (j) are not required to be separate accounts but may be maintained as subaccounts of the Revenue Fund. To the extent the Debt Service Reserve Fund is fully funded or the amounts in such Fund, together with the Debt Service
Reserve Letter of Credit, equal the Debt Service Reserve
Required Balance, interest on the amounts in such Funds shall be transferred to the Revenue Fund.

          The following six sub-funds are hereby
established and created within the Loss Proceeds Fund:

          (i)  Restoration Sub-Fund;
          (ii) Title Event Sub-Fund;
          (iii)     Zinc LD Sub-Fund;
          (iv) Salton Sea Unit V LD Sub-Fund;
          (v)  Region 2/Turbo LD Sub-Fund; and
          (vi) LD Holding Sub-Fund.

          The following three sub-funds are hereby established and created within the Debt Service Reserve
Fund:

          (i)   Debt Service Reserve Bond Sub-Fund;
          (ii)       Debt Service Reserve LOC Loan
Interest Sub-Fund; and
          (iii)      Debt Service Reserve LOC Loan
Principal Sub-Fund.

          Certain additional sub-funds within certain of the Funds may be established and created from time to time in accordance with this Depositary Agreement.

          All amounts from time to time held in each Fund
(other than amounts in the Debt Service Reserve Fund and
the Liquidated Damages Sub-Funds) shall be held (a) in
the name of the Depositary Agent, as agent for the
Collateral Agent for the benefit of the Secured Parties
and the Funding Corporation and (b) in the custody of the
Depositary Agent for the purposes and on the terms set
forth in this Depositary Agreement, the Indenture and the
Intercreditor Agreement and all such amounts shall
constitute a part of the Collateral and shall not
constitute payment of any Debt or any other obligation of
the Funding Corporation or any Guarantor until applied as
hereinafter provided.  All amounts held from time to time
in the Debt Service Reserve Fund shall be held in the
name of the Depositary Agent, as agent for the Collateral
Agent, for the sole benefit of the Trustee, except for
those amounts (up to a maximum aggregate of $5,000,000
per fiscal year) available to be drawn in favor of the
Debt Service Reserve LOC Provider in respect of interest
due and payable, but unpaid, on outstanding Debt Service
Reserve LOC Loans, as set forth in Section 3.5(g).   All
amounts held from time to time in the Liquidated Damages
Sub-Funds shall be held in the name of the Depositary
Agent, as agent for the Collateral Agent, for the sole benefit of the Trustee.

          SECTION II.3  Security Interest.  (a)  As
collateral security for the prompt and complete payment and performance when due of all its obligations, each Guarantor has pledged, assigned, hypothecated and transferred to the Collateral Agent for the benefit of the Secured Parties and the Funding Corporation, and has granted to the Collateral Agent a Lien on and security interest in and to, and in furtherance thereof hereby pledges, assigns, hypothecates and transfers to the Depositary Agent for the benefit of the Secured Parties and the Funding Corporation, and hereby grants to the Collateral Agent for the benefit of the Secured Parties and the Funding Corporation a Lien on and security interest in and to, (i) each Fund and (ii) all cash, investments and securities at any time on deposit in any Fund, including all income or gain earned thereon and any proceeds thereof (collectively, the "Fund Collateral").
The Depositary Agent is the agent of the Collateral Agent for the purpose of receiving payments contemplated hereunder and for the purpose of perfecting the Lien of the Collateral Agent for the benefit of the Secured
Parties and the Funding Corporation in and to the Funds and all cash, investments and securities and any proceeds thereof at any time on deposit in the Funds; provided that the Depositary Agent shall not be responsible to take any action to perfect such Lien except through the performance of its express obligations hereunder or upon the written direction of the Collateral Agent complying with this Depositary Agreement and the Intercreditor
Agreement. Each of the Funds shall at all times be in the exclusive possession of, and under the exclusive domain and control of, the Depositary Agent, as agent for the Collateral Agent.

          SECTION II.4  Termination.  This Depositary
Agreement shall remain in full force and effect until the termination of the Intercreditor Agreement pursuant to
Section 27 thereof.


                      ARTICLE III
                       THE FUNDS

          SECTION III.1 Construction Funds.

          3.1.1  Zinc Construction Fund.  (a)  On the
Series F Closing Date, $126,317,000 shall be delivered to the Depositary Agent and deposited in the Zinc
Construction Fund from the net proceeds of the sale of the Series F Securities. The following amounts shall (subject to Section 3.8) be delivered to the Depositary
Agent directly for deposit into the Zinc Construction
Fund, or if received by Minerals LLC, as soon as practicable upon receipt:

          (i) all Equity Contributions made by CalEnergy pursuant to Sections 2(a) of the Equity
               Commitment Agreement;

          (ii) all revenues actually received by Minerals
               LLC from the Zinc Project prior to
               Substantial Completion of the Zinc
               Project;

          (iii)     all income from the investment of
               monies in the Zinc Construction Fund
               pursuant to Section 3.10;

          (iv) all amounts required to be transferred to the Zinc Construction Fund pursuant to
               Section 3.8(iii); and

          (v)  all other amounts required to be
               transferred to the Zinc Construction Fund from any other Funds pursuant to this Depositary Agreement.

          (b)  Until Final Completion of the Zinc
Project, amounts on deposit in the Zinc Construction Fund shall be applied solely for the payment of (i) costs (or reimbursement to the extent the same have been previously paid or satisfied by or on behalf of Minerals LLC) incurred in connection with the engineering, development, construction and start-up of the Zinc Project and (ii) any Operating and Maintenance Costs for the Zinc Project prior to Final Completion thereof (collectively, "Zinc
Construction Costs") and for the payment of Zinc
Construction Costs reasonably expected to be incurred during the 30-day period following the relevant Disburse ment Date. All amounts withdrawn from the Zinc
Construction Fund shall be withdrawn in accordance with the disbursement procedure hereinafter described in this
Section 3.1.1.
          (c)   As a condition precedent to any
withdrawal and transfer from the Zinc Construction Fund there shall be filed with the Depositary Agent, with respect to each Disbursement Date on which any such withdrawal and transfer is requested to be made, (i) an appropriately completed requisition in the form attached hereto as Exhibit A-1 (a "Construction Requisition") signed by an Authorized Representative of Minerals LLC and (ii) an appropriately completed certificate of the Independent Engineer in the form attached hereto as Exhibit A-2 (an "Independent Engineer's Construction
Certificate") signed by an authorized representative of the Independent Engineer, in each case dated not more than five (5) days prior to, and received by the Depositary Agent not less than three (3) Business Days prior to, such Disbursement Date (as such date is set forth in such Construction Requisition).

          (d)  On the Disbursement Date referred to in
clause (c) of this Section 3.1.1, or as soon thereafter as possible following receipt of the Construction Requisi tion referred to in such clause, the Depositary Agent shall make payments in accordance with such Construction
Requisition. The Depositary Agent may conclusively rely on any Construction Requisition in making any disbursements under this clause (d).

          (e) Upon Final Completion of the Zinc Project, as evidenced by an Officer's Certificate delivered to the Depositary Agent, amounts remaining in the Zinc
Construction Fund, if any, shall be transferred to the Revenue Fund, the Salton Sea Unit V Construction Fund or the Region 2/Turbo Construction Fund, as directed in such Officer's Certificate.

          3.1.2  Salton Sea Unit V Construction Fund.
(a) On the Series F Closing Date, $74,854,000 shall be delivered to the Depositary Agent and deposited in the Salton Sea Unit V Construction Fund from the net proceeds of the sale of the Series F Securities. The following amounts shall (subject to Section 3.8) be delivered to the Depositary Agent directly for deposit into the Salton
Sea Unit V Construction Fund, or if received by Power
LLC, as soon as practicable upon receipt:

          (ii) all Equity Contributions made by CalEnergy pursuant to Section 2(b) of the Equity
               Commitment Agreement;

          (iii)     all revenues actually received by
               Power LLC from Salton Sea Unit V prior to
               Substantial Completion of Salton Sea Unit
               V;

          (iv) all income from the investment of monies in the Salton Sea Unit V Construction Fund pursuant to Section 3.10;

          (v) all amounts required to be transferred to the Salton Sea Unit V Construction Fund pursuant to Section 3.8(iii); and

          (vi) all other amounts required to be
               transferred to the Salton Sea Unit V
               Construction Fund from any other Funds
               pursuant to this Depositary Agreement.

          (b)  Until Final Completion of Salton Sea Unit
V, amounts on deposit in the Salton Sea Unit V
Construction Fund shall be applied solely for the payment of (i) costs (or reimbursement to the extent the same have been previously paid or satisfied by or on behalf of Power LLC) incurred in connection with the engineering, development, construction, start-up and operation of Salton Sea Unit V and (ii) any Operating and Maintenance
Costs for Salton Sea Unit V prior to Final Completion thereof (collectively, "Salton Sea Unit V Construction
Costs") and for the payment of Salton Sea Unit V
Construction Costs reasonably expected to be incurred during the 30-day period following the relevant
Disbursement Date.  All amounts withdrawn from the Salton
Sea Unit V Construction Fund shall be withdrawn in accordance with the disbursement procedure hereinafter described in this Section 3.1.2.

          (c)   As a condition precedent to any
withdrawal and transfer from the Salton Sea Unit V
Construction Fund there shall be filed with the Depositary Agent, with respect to each Disbursement Date on which any such withdrawal and transfer is requested to be made, (i) an appropriately completed Construction
Requisition signed by an Authorized Representative of Power LLC and (ii) an appropriately completed Independent
Engineer's Construction Certificate signed by an authorized representative of the Independent Engineer, in each case dated not more than five (5) days prior to, and received by the Depositary Agent not less than three (3)
Business Days prior to, such Disbursement Date (as such date is set forth in such Construction Requisition).

          (d)  On the Disbursement Date referred to in
clause (c) of this Section 3.1.2, or as soon thereafter as possible following receipt of the Construction Requisi tion referred to in such clause, the Depositary Agent shall make payments in accordance with such Construction
Requisition. The Depositary Agent may conclusively rely on any Construction Requisition in making any disbursements under this clause (d).
          (e)  Upon Final Completion of Salton Sea Unit
V, as evidenced by an Officer's Certificate delivered to the Depositary Agent, amounts remaining in the Salton Sea
Unit V Construction Fund, if any, shall be transferred to the Revenue Fund, the Zinc Construction Fund or the
Region 2/Turbo Construction Fund, as directed in such Officer's Certificate.

          3.1.3  Region 2/Turbo Construction Fund.  (a)
On the Series F Closing Date, $40,076,000 shall be delivered to the Depositary Agent and deposited in the Region 2/Turbo Construction Fund from the net proceeds of the sale of the Series F Securities. The following amounts shall (subject to Section 3.8) be delivered to the Depositary Agent directly for deposit into the Region
2/Turbo Construction Fund, or if received by Turbo LLC,
Vulcan or Del Ranch, as soon as practicable upon receipt:

          (ii) all Equity Contributions made by CalEnergy pursuant to Section 2(c) of the Equity
               Commitment Agreement;

          (iii)     all revenues actually received by
               Turbo LLC from the Region 2/Turbo Project prior to Substantial Completion of the Region 2/Turbo Project;

          (iv) all income from the investment of monies in the Region 2/Turbo Construction Fund pursuant to Section 3.10;

          (v) all amounts required to be transferred to the Region 2/Turbo Construction Fund pursuant to Section 3.8(iii); and

          (vi) all other amounts required to be
               transferred to the Region 2/Turbo
               Construction Fund from any other Funds
               pursuant to this Depositary Agreement.

          (b)  Until Final Completion of the Region
2/Turbo Project, amounts on deposit in the Region 2/Turbo
Construction Fund shall be applied solely for the payment of (i) costs (or reimbursement to the extent the same have been previously paid or satisfied by or on behalf of Turbo LLC, Vulcan or Del Ranch) incurred in connection with the engineering, development, construction, start-up and operation of the Region 2/Turbo Project and (ii) any Operating and Maintenance Costs for the Region 2/Turbo
Project prior to Final Completion thereof (collectively,
"Region 2/Turbo Construction Costs") and for the payment of Region 2/Turbo Construction Costs reasonably expected to be incurred during the 30-day period following the relevant Disbursement Date. All amounts withdrawn from the Region 2/Turbo Construction Fund shall be withdrawn in accordance with the disbursement procedure hereinafter described in this Section 3.1.3.

          (c)   As a condition precedent to any
withdrawal and transfer from the Region 2/Turbo
Construction Fund there shall be filed with the Depositary Agent, with respect to each Disbursement Date on which any such withdrawal and transfer is requested to be made, an appropriately completed Construction
Requisition signed by an Authorized Representative of Turbo LLC, Vulcan or Del Ranch and dated not more than five (5) days prior to, and received by the Depositary
Agent not less than three (3) Business Days prior to, such Disbursement Date (as such date is set forth in such Construction Requisition).

          (d)  On the Disbursement Date referred to in
clause (c) of this Section 3.1.3, or as soon thereafter as possible following receipt of the Construction Requisi tion referred to in such clause, the Depositary Agent shall make payments in accordance with such Construction
Requisition. The Depositary Agent may conclusively rely on any Construction Requisition in making any disbursements under this clause (d).

          (e)  Upon Final Completion of the Region
2/Turbo Project, as evidenced by an Officer's Certificate delivered to the Depositary Agent, amounts remaining in the Region 2/Turbo Construction Fund, if any, shall be transferred to the Revenue Fund, the Zinc Construction
Fund or the Salton Sea Unit V Construction Fund, as directed in such Officer's Certificate.

          3.1.4  Construction Period Debt Service Fund.
(a) On the Series F Closing Date, $23,575,000 shall be delivered to the Depositary Agent and deposited in the Construction Period Debt Service Fund from the net proceeds of the sale of the Series F Securities. All amounts received by the Depositary Agent pursuant to
Section 2(e) of the Equity Commitment Agreement shall be deposited into the Construction Period Debt Service Fund.
All income from the investment of monies in the Construction Period Debt Service Fund pursuant to Section
3.10 shall be redeposited into the Construction Period
Debt Service Fund.

          (b) Until Final Completion of the New Projects and final completion of the Permitted Capital
Expenditures in accordance with the plans and specifications therefor, amounts on deposit in the Construction Period Debt Service Fund shall be applied solely for the payment of interest on, and other amounts due in respect of (if any), the principal amount of the Securities, at times and in amounts equal to the amounts due and payable for Construction Debt Service. On any date on which any Construction Debt Service is due, as set forth in an Officer's Certificate delivered to the Depositary Agent three (3) Business Days prior to such date, the Depositary Agent shall withdraw from the Construction Period Debt Service Fund an amount of monies
(as certified in such Officer's Certificate) sufficient to pay such interest or other amounts and remit such monies to the Persons entitled thereto for the payment of such interest or other amounts. Upon Final Completion of each of the New Projects and final completion of the Permitted Capital Expenditures in accordance with the plans and specifications therefor, as evidenced by an Officer's Certificate delivered to the Depositary Agent, amounts remaining in the Construction Period Debt Service
Fund, if any, shall be transferred to the Revenue Fund.

          SECTION III.2  Revenue Fund.  (a) The following
amounts shall (subject to Section 3.8) be delivered to the Depositary Agent directly for deposit into the Revenue Fund, or if received by a Guarantor, as soon as practicable upon receipt, in either case in accordance with this Section 3.2(a):

          (i)  subject to Section 3.1, all revenues
               actually received by the Salton Sea
               Guarantors from the Salton Sea Projects
               and all revenues actually received by the Partnership Project Companies from the
               Partnership Projects;

          (ii) all Equity Cash Flows and Royalties received by CEOC and VPC;

          (iii)     to the extent not included in clause
               (ii), all Equity Cash Flows and Royalties received by CEOC under the Magma Services
               Agreement and by VPC in respect of the
               Vulcan Project;

          (iv) all Royalties received by the Royalty
               Guarantor;

          (v) all amounts from any Construction Fund, to the extent that, following Final
               Completion of the relevant New Project,
               there are excess funds in such
               Construction Fund and the Funding
               Corporation has not elected to deposit
               such excess funds into another
               Construction Fund;

          (vi) other than amounts required to be
               deposited into a Construction Fund
               pursuant to Section 3.10 and to the extent the Debt Service Reserve Fund is fully funded or the amounts in such Fund (not including any funds held in the Debt
               Service Reserve Bond Sub-Fund, the Debt
               Service Reserve LOC Loan Interest Sub-Fund or the Debt Service Reserve LOC Loan
               Principal Sub-Fund), together with the
               Debt Service Reserve Letter of Credit,
               equals the Debt Service Reserve Required
               Balance, any income from the investment of the monies in any of the Funds pursuant to
               Section 3.10; and

          (vii)     all amounts required to be
               transferred to the Revenue Fund from any other Funds as contemplated under this Depositary Agreement or as provided in
               Section 7 of the Intercreditor Agreement.

If any of the foregoing amounts required to be deposited with the Depositary Agent in accordance with the terms of this Depositary Agreement are received by any Guarantor
(or any Affiliate of such Guarantor), such Guarantor shall (or shall cause any such Affiliate to) hold such payments in trust for the Collateral Agent and shall promptly remit such payments to the Depositary Agent for deposit in the Revenue Fund, in the form received, with any necessary endorsements.

          (b) In the event the Depositary Agent receives monies without adequate instruction with respect to the proper Fund in which such monies are to be deposited, the Depositary Agent shall deposit such moneys into the Revenue Fund, segregate such monies from all other amounts on deposit in the Revenue Fund and notify the Guarantors of the receipt of such monies. Upon receipt of written instructions from any Guarantor, the Depositary Agent shall transfer such monies from the Revenue Fund to the Fund specified by such instructions
(other than the Distribution Fund).

          (c) The Funding Corporation and each Guarantor hereby irrevocably authorizes the Depositary Agent to make withdrawals and transfers of monies on each Funding
Date (via wire transfer or otherwise in the discretion of the Depositary Agent) to the extent then available in the Revenue Fund, upon the delivery of an officer's certificate of such Guarantor or the Funding Corporation
(or any of their duly authorized agents for such purposes) to the Depositary Agent three (3) Business Days prior to such Funding Date setting forth the amounts to be withdrawn from the Revenue Fund and the amounts to be transferred pursuant to this clause (c) pursuant to the terms of this Depositary Agreement in the following order of priority:

                    (i)  First:  To pay when due the
     amount of Operating and Maintenance Costs (including principal, interest and commitment fees due and payable with respect to Working Capital Debt and Debt incurred in connection with Interest Rate
     Protection Agreements) of any Guarantor or the Funding Corporation or otherwise in respect of any Project as set forth in the officer's certificate of such Guarantor or the Funding Corporation (or any of their duly authorized agents for such purposes) and certified by such officer's certificate to be the good faith estimate of the amounts payable for Operating and Maintenance Costs, and stating that the proviso immediately below does not apply to such withdrawal; provided that if the cumulative
     Operating and Maintenance Costs of such Guarantor in any fiscal year, including the amounts set forth in such officer's certificate, exceed the projected
     Operating and Maintenance Costs in the applicable annual operating budget of such Guarantor by more than 25%, then no amounts may be withdrawn on behalf of such Guarantor to pay non-budgeted operating costs unless there shall be filed with the Depositary Agent:

                    (A)  an officer's certificate of such
          Guarantor substantially in the form attached hereto as Exhibit B (the "Non-Budgeted
          Operating and Maintenance Costs Certificate"), dated not more than three (3) Business Days prior to such requested Disbursement Date; or

                    (B)  if the relevant Guarantor does
          not certify that (i) such additional non-budgeted costs are reasonably designed to permit such Guarantor to satisfy its obligations in respect of its Project Note and maximize its revenue and net income and (ii) it is reasonable to expect that (A) a Debt Service
          Coverage Ratio of at least 1.4 to 1 will be maintained for the next 12-month period if such period ends prior to 2000 or (B) a Debt Service
          Coverage Ratio of at least 1.5 to 1 will be maintained for the next 12-month period if such period ends after January 1, 2000, an Independent Engineer's Certificate, in substan tially the form attached as Appendix I to Exhibit B, dated not more than three (3)
          Business Days prior to such requested
          Disbursement Date;

                    (ii)  Second:  After making each
     applicable withdrawal and transfer specified in clause (i) above, withdraw and transfer from the Revenue Fund on each Funding Date, to the Depositary
     Agent, the Trustee, the agent under the Debt Service
     Reserve LOC Reimbursement Agreement, the agent for the Working Capital Facility Provider and the
     Collateral Agent any amounts set forth in an officer's certificate of the Funding Corporation or any Guarantor then due and payable to each of the Depositary Agent, the Trustee, the Collateral Agent, the agent under the Debt Service Reserve LOC
     Reimbursement Agreement or the agent for the Working
     Capital Facility Provider as Administrative Costs;
     provided, however, that if monies in the Revenue
     Fund are insufficient on any date to make the payments specified in this clause (ii), distribution of monies shall be made ratably to the specified recipients based on the respective amounts owed such recipients;

                    (iii)  Third:  After making each
     applicable withdrawal and transfer specified in clauses (i) and (ii) above, transfer an amount set forth in an officer's certificate of the Funding
     Corporation or any Guarantor from the Revenue Fund on each Funding Date (A) to the Interest Fund an amount which, together with the amount then in such Fund and the amount in the Construction Period Debt
     Service Fund which is allocated to pay interest on the next succeeding Interest Payment Date pursuant to Section 3.1.4, equals all of the interest due or becoming due on the Securities and (without duplication) the Project Notes, on the next succeeding Interest Payment Date, (B) to the
     Principal Fund an amount which, together with the amount then in such Fund, equals all of the principal and premium (if any) due or becoming due on the Securities and (without duplication) the Project Notes, on the next succeeding Principal
     Payment Date, (C) to the agent under the Debt
     Service Reserve LOC Reimbursement Agreement an amount which equals all of the commitment, letter of credit and fronting fees becoming due and payable under the Debt Service Reserve LOC Reimbursement
     Agreement on the next succeeding payment date, (D) to the Debt Service Reserve LOC Loan Interest Sub-
     Fund an amount which, together with the amount then in such Sub-Fund, equals all of the interest due or becoming due on any Debt Service Reserve LOC Loans on the next succeeding Interest Payment Date, and
     (E) to the Debt Service Reserve Bond Sub-Fund an amount which, together with the amount then in such Sub-Fund, equals all of the principal, premium (if any) and interest due or becoming due on all of the Debt Service Reserve Bonds on the next succeeding
     Scheduled Payment Date; provided, however, that if monies in the Revenue Fund are insufficient on any date to make the payments specified in this clause
     (iii), distribution of monies shall be made ratably to the specified recipients based on the respective amounts owed such recipients;

                    (iv)  Fourth:  After making each
     applicable withdrawal and transfer specified in clauses (i), (ii) and (iii) above, withdraw from the Revenue Fund on each Funding Date, as set forth in an officer's certificate of the Funding Corporation or any Guarantor, and transfer (A) to the Debt
     Service Reserve LOC Loan Principal Sub-Fund an amount which, together with the amount then in such Sub-Fund, equals all of the principal outstanding on any Debt Service Reserve LOC Loans on the next succeeding Principal Payment Date, (B) to the agent under the Debt Service Reserve LOC Reimbursement
     Agreement (1) any direct loss (but excluding any indirect, consequential or incidental loss or damage), cost or out-of-pocket expense which the Debt Service Reserve LOC Provider or such other financial institution providing a Debt Service
     Reserve LOC Loan incurs as a result of a prepayment of any Debt Service Reserve LOC Loan bearing interest at a London interbank offered rate on a date which is not the last day of the applicable interest period, to the extent that such loss, cost or expense is required to be paid to the Debt
     Service Reserve LOC Provider and such other financial institutions under the agreement evidencing such Debt Service Reserve LOC Loan, and
     (2) any amounts certified by the Debt Service
     Reserve LOC Provider or any financial institution providing a Debt Service Reserve LOC Loan to be required to compensate such lender for amounts due under Sections 2.15, 2.16 and/or 2.17 of the Debt
     Service Reserve LOC Reimbursement Agreement (as in effect on the Closing Date, or any such corresponding section of any similar agreement refinancing or replacing such Debt Service Reserve
     LOC Reimbursement Agreement) and (C) if no Debt
     Service Reserve Letter of Credit is outstanding, to the Debt Service Reserve Fund an amount as necessary to fund the Debt Service Reserve Fund up to the Debt
     Service Reserve Required Balance; provided, however, that if monies in the Revenue Fund are insufficient on any date to make the payments specified in this clause (iv), distribution of monies shall be made ratably to the specified recipients based on the respective amounts owed such recipients;

                    (v)  Fifth:  After making each
     applicable withdrawal and transfer specified in clauses (i), (ii), (iii) and (iv) above, withdraw from the Revenue Fund on each Funding Date, as set forth in an officer's certificate of the Funding
     Corporation or any Guarantor, any indemnification expenses or other amounts heretofore not paid and required to be paid to any of the Secured Parties, to the extent then due and payable, including, without limitation amounts due under Section 2.7(i) of the Debt Service Reserve LOC Reimbursement
     Agreement (as in effect on the Closing Date, or any such corresponding section of any similar agreement refinancing or replacing such Debt Service Reserve
     LOC Reimbursement Agreement); provided, however, that if monies in the Revenue Fund are insufficient on any date to make the payments specified in this clause (v), distribution of monies shall be made ratably to the specified recipients based on the respective amounts owed such recipients;

                    (vi)  Sixth:  After making each
     applicable withdrawal and transfer specified in clauses (i), (ii), (iii), (iv) and (v) above, transfer from the Revenue Fund on each Funding Date any remaining amounts, as set forth in an officer's certificate of the Funding Corporation or any Guarantor, for transfer to the Distribution Fund;
     and

                    (vii)  Seventh:  After making each
     applicable withdrawal and transfer specified in clauses (i), (ii), (iii), (iv), (v) and (vi) above, transfer from the Distribution Fund any amounts, as set forth in an officer's certificate of the Funding
     Corporation or any Guarantor, in the Distribution
     Fund which cannot be distributed because of the failure to satisfy certain conditions to distributions as set forth in Section 3.6(b), to the Distribution Suspense Fund.

          In the event the Securities are accelerated and no foreclosure occurs within 180 days thereafter, then principal of the Debt Service Reserve LOC Loans shall be paid equally and ratably in priority Third in lieu of priority Fourth above until such time as such foreclosure has occurred or such acceleration has been rescinded or otherwise remedied.

          Notwithstanding the foregoing provisions of clause (iv) above, if the Debt Service Reserve Letter of Credit has not been renewed or reinstated by a date 3.5 years prior to its stated expiration date, monies withdrawn and transferred as specified in clause (iv) above for application in priority Fourth shall, during such 3.5 year period and until either (1) the Outstanding
Amount (as defined in the Debt Service Reserve LOC
Reimbursement Agreement) of the Debt Service Reserve
Letter of Credit is reduced to zero and no Debt Service
Reserve LOC Loans are outstanding or (2) a replacement
Debt Service Reserve Letter of Credit issued by a Debt
Service Reserve LOC Provider is provided to the Depositary Agent and the commitments of the lenders providing such original Debt Service Reserve Letter of Credit which has not been renewed or reinstated are terminated in accordance with Section 2.21 of the Debt
Service Reserve LOC Reimbursement Agreement (as in effect on the Closing Date, or such corresponding section of any similar agreement refinancing or replacing such Debt
Service Reserve LOC Reimbursement Agreement), be distributed (after making any distribution in sub-clause
(B) of clause (iv) above) ratably as follows: (a) to the Debt Service Reserve LOC Loan Principal Sub-Fund for application against the principal of any Debt Service
Reserve LOC Loans due or becoming due on the next succeeding Principal Payment Date; and (b) to the Debt
Service Reserve Fund until the amount deposited therein equals the Debt Service Reserve Required Balance (such amount deposited under this clause (b), the "Debt Service
Reserve LOC Credit Amount").

          The Funding Corporation, the Guarantors, the
Collateral Agent and the Depositary Agent hereby acknowledge that amounts paid by the Guarantors and transferred to the Principal Fund and Interest Fund pursuant to the terms hereof and applied by the Depositary Agent for payment of principal and interest owed from time to time on any series of Securities shall reduce by the amount paid by each such Guarantor the outstanding principal amount of the respective Project
Note of such Guarantor.

          SECTION III.3  Principal Fund.  (a)  Monies
deposited in the Principal Fund on any Funding Date shall be allocated ratably among sub-funds of the Principal
Fund established for each series of Securities and (without duplication) each Project Note based on the principal and premium, if any, due and payable on the Securities and Project Notes at the next succeeding
Principal Payment Date falling on or within six months following such Funding Date. Except as otherwise provided in this Depositary Agreement, monies in such sub-funds shall be used for the payment (without duplication), when due and payable (whether at the Principal Payment Date or otherwise), of principal and premium, if any, with respect to the related series of Securities.

               (b)  On any Funding Date that amounts for
the payment of principal of and premium, if any, on any given series or any specific notes or bonds within a particular series of Securities and (without duplication) any Project Note are due and payable and have been requisitioned in accordance with Section 3.2(c), the Depositary Agent shall withdraw the monies on deposit in the sub-fund of the Principal Fund allocated for such series of Securities, and remit such monies to the Persons entitled thereto for the payment of such principal and premium, if any; provided, however, that the Depositary Agent shall segregate such amounts from any other amounts on deposit in the Principal Fund until such time as payment is made to Persons entitled thereto.

               (c)  In the event that monies in the
Principal Fund exceed the amount of money required by this Depositary Agreement to be deposited therein after giving effect to the payment made on such Principal
Payment Date, the Depositary Agent shall transfer such excess monies from the Principal Fund to the Revenue Fund on such Principal Payment Date.

          SECTION III.4  Interest Fund.  (a)  On any date
that amounts for the payment of interest on any given series of Securities and (without duplication) any Project Note (after giving effect to and without duplication of interest to be paid pursuant to Section
3.1.4) are due and payable and have been requisitioned in accordance with Section 3.2(c) (or if such day is not a Business Day, then on the next succeeding Business Day), the Depositary Agent shall withdraw the monies on deposit in the sub-fund of the Interest Fund allocated for such series of Securities, and remit such monies to the Persons entitled thereto for the payment of such interest, as requisitioned pursuant to Section 3.2(c);
provided, however, that the Depositary Agent shall segregate such amounts from any other amounts on deposit in the Interest Fund until such time as payment is made to Persons entitled thereto.

               (b)  In the event that monies in the
Interest Fund exceed the amount of money required by this Depositary Agreement to be deposited therein after giving effect to the payment made on such Interest Payment Date, the Depositary Agent shall transfer such excess monies from the Interest Fund to the Revenue Fund on such Interest Payment Date.

          SECTION III.5  Debt Service Reserve Fund.  (a)
On the Series F Closing Date the Funding Corporation and the Guarantors will furnish to the Depositary Agent a Debt Service Reserve Letter of Credit in an amount equal to the Debt Service Reserve Required Balance from a commercial bank or other financial institution whose long-term unsecured debt obligations are rated at least "A" by S&P and "A2" by Moody's, or otherwise make available to the Depositary Agent for deposit in the Debt Service
Reserve Fund an amount equal to the Debt Service Reserve
Required Balance.  Any Debt Service Reserve Letter of
Credit will be issued pursuant to the Debt Service
Reserve LOC Reimbursement Agreement. Notwithstanding anything to the contrary set forth in this Depositary
Agreement, amounts in the Debt Service Reserve Bond Sub-
Fund, Debt Service Reserve LOC Loan Interest Sub-Fund and
Debt Service Reserve LOC Loan Principal Sub-Fund shall not be included in determining the amount held in the Debt Service Reserve Fund.

               (b)  On each date on which the Depositary
Agent is required to withdraw or transfer monies from the Revenue Fund, the Principal Fund, the Interest Fund, the
Debt Service Reserve LOC Loan Interest Sub-Fund and the
Debt Service Reserve LOC Loan Principal Sub-Fund to meet principal and interest payments on the Securities and interest payments on the Debt Service Reserve LOC Loans, the Depositary Agent shall first withdraw or transfer
(for and only for the above mentioned purposes and after giving effect to the application of monies available in any other Fund pursuant to this Agreement) monies then held in such relevant Fund. To the extent that monies then held in such relevant Funds are insufficient to fund such withdrawal and transfer, as evidenced by the officer's certificate in connection with such withdrawal and transfer, one (1) Business Day prior to such date, the Depositary Agent shall deliver to the Debt Service
Reserve LOC Provider on such date (i) a draft on the Debt
Service Reserve LOC Provider in an amount equal to the lesser of (A) the Outstanding Amount (as defined in the Debt Service Reserve LOC Reimbursement Agreement) of the
Debt Service Reserve Letter of Credit or (B) the amount of such insufficiency and (ii) an appropriate certificate with respect thereto if required by the Debt Service
Reserve Letter of Credit. The Depositary Agent shall deposit the monies received from the Debt Service Reserve
LOC Provider in the relevant Fund or Funds.

               (c)  A determination as to the monies held
in the Debt Service Reserve Fund (not including any funds held in the Debt Service Reserve Bond Sub-Fund, the Debt
Service Reserve LOC Loan Interest Sub-Fund or the Debt
Service Reserve LOC Loan Principal Sub-Fund) and/or the aggregate maximum amount at the time available to be drawn under the Debt Service Reserve Letter of Credit, the then-current Debt Service Reserve Required Balance, the ordinary course settlement amounts with respect to all Interest Rate Protection Agreements and the interest rate for all Additional Securities with a floating interest rate which are not subject to Interest Rate
Protection Agreements (which interest rate for such Additional Securities in effect at the time of calculation shall be assumed to apply) shall be made by the Funding Corporation or any Guarantor prior to each Funding Date and immediately following any withdrawal of amounts in the Debt Service Reserve Fund pursuant to clause (b) above. As soon as practicable after making any such determination, the Funding Corporation or any Guarantor shall deliver to the Depositary Agent and the Collateral Agent an officer's certificate setting forth such determination and the then-current Debt Service
Reserve Required Balance. If such determination indicates that the amount of the monies held in the Debt
Service Reserve Fund (not including any funds held in the Debt Service Reserve Bond Sub-Fund, the Debt Service
Reserve LOC Loan Interest Sub-Fund or the Debt Service
Reserve LOC Loan Principal Sub-Fund) plus the aggregate maximum amount at the time available to be drawn under the outstanding Debt Service Reserve Letter of Credit exceeds the then-current Debt Service Reserve Required
Balance after giving effect to a payment on any date, the Depositary Agent shall transfer such excess monies held in the Debt Service Reserve Fund to the Revenue Fund on such date.

               (d)  Forty-five (45) days prior to the
expiration of the Debt Service Reserve Letter of Credit delivered to the Depositary Agent in respect of the Debt
Service Reserve Fund, provided that the Debt Service
Reserve Letter of Credit has not been previously renewed, extended or replaced, or if such day is not a Business
Day, on the next succeeding Business Day, the Depositary
Agent shall deliver to the Debt Service Reserve LOC
Provider on such date (i) a draft on the Debt Service
Reserve LOC Provider in an amount equal to the maximum amount available to be drawn under the expiring Debt
Service Reserve Letter of Credit and (ii) an appropriate certificate with respect thereto if required by the Debt
Service Reserve Letter of Credit. The Depositary Agent shall deposit the monies received from the Debt Service
Reserve LOC Provider in payment of such draft in the Debt
Service Reserve Fund to be applied in accordance with this Section 3.5.

               (e)  Forty-five (45) days after receipt of
notice from the Debt Service Reserve LOC Provider that the long-term debt securities of such Debt Service
Reserve LOC Provider are rated less than "A" as determined by S&P or "A2" as determined by Moody's, or if such day is not a Business Day, the next succeeding
Business Day, provided that the Debt Service Reserve
Letter of Credit has not been replaced with a Debt
Service Reserve Letter of Credit issued by a new Debt
Service Reserve LOC Provider, the Depositary Agent shall deliver to the Debt Service Reserve LOC Provider on such date (i) a draft on the Debt Service Reserve LOC Provider in an amount equal to the maximum amount available to be drawn under the Debt Service Reserve Letter of Credit and
(ii) an appropriate certificate with respect thereto if required by the Debt Service Reserve Letter of Credit.
The Depositary Agent shall deposit the monies received from the Debt Service Reserve LOC Provider in payment of such draft in the Debt Service Reserve Fund to be applied in accordance with this Section 3.5.

               (f)  Upon receipt of a written notice from
the Debt Service Reserve LOC Provider that the Debt
Service Reserve Letter of Credit delivered to the Depositary Agent will be terminated prior to its stated expiration date, if, not less than five (5) Business Days prior to the termination date as provided in such notice of termination, the Debt Service Reserve Letter of Credit has not been replaced with a Debt Service Reserve Letter of Credit issued by a new Debt Service Reserve LOC
Provider, or other security reasonably acceptable to the Depositary Agent, the Depositary Agent shall deliver to the Debt Service Reserve LOC Provider (i) a draft on the
Debt Service Reserve LOC Provider in an amount equal to the maximum amount available to be drawn under the terminating Debt Service Reserve Letter of Credit and
(ii) an appropriate certificate with respect thereto if required by the Debt Service Reserve Letter of Credit.
The Depositary Agent shall deposit the monies received from the Debt Service Reserve LOC Provider in payment of such draft in the Debt Service Reserve Fund to be applied in accordance with this Section 3.5.

               (g)  Upon receipt of a written notice from
the Debt Service Reserve LOC Provider that interest is due and payable, but unpaid, with respect to outstanding
Debt Service Reserve LOC Loans, the Depositary Agent shall deliver to the Debt Service Reserve LOC Provider on the date of such notice or as soon as practicable thereafter (i) a draft on the Debt Service Reserve LOC
Provider in an amount equal to the amount of interest due and payable (which, together with all drawings under the Debt Service Reserve Letter of Credit in the current fiscal year, shall not exceed $5,000,000 in the aggregate) and (ii) an appropriate certificate with respect thereto if required by the Debt Service Reserve
Letter of Credit. The Depositary Agent shall apply monies received from the Debt Service Reserve LOC
Provider in payment of such amount of interest due and payable.

               (h)  Monies deposited in the Debt Service
Reserve Bond Sub-Fund on any Funding Date shall be used for the payment, when due and payable (whether at the Scheduled Payment Date or otherwise), of principal and interest with respect to any outstanding Debt Service
Reserve Bond at the next succeeding Scheduled Payment
Date falling on or within six (6) months following such Funding Date. On any Funding Date that amounts for the payment of principal and interest with respect to the Debt Service Reserve Bond are due and payable and have been requisitioned in accordance with Section 3.2(c), the Depositary Agent shall withdraw the monies on deposit in the Debt Service Reserve Bond Sub-Fund and remit such monies to the agent under the Debt Service Reserve LOC
Reimbursement Agreement for such payments. In the event that monies in the Debt Service Reserve Bond Sub-Fund exceed the amount of money required by this Depositary
Agreement to be deposited therein after giving effect to the payment made on such Scheduled Payment Date, the Depositary Agent shall transfer such excess monies from the Debt Service Reserve Bond Sub-Fund to the Revenue
Fund on such Scheduled Payment Date.

               (i)  Monies deposited in the Debt Service
Reserve LOC Loan Interest Sub-Fund on any Funding Date shall be used for the payment, when due and payable
(whether at the Interest Payment Date or otherwise), of interest with respect to any outstanding Debt Service
Reserve LOC Loans at the next succeeding Interest Payment
Date falling on or within six (6) months following such Funding Date. On any Funding Date that amounts for the payment of interest with respect to any Debt Service
Reserve LOC Loans are due and payable and have been requisitioned in accordance with Section 3.2(c), the Depositary Agent shall withdraw the monies on deposit in the Debt Service Reserve LOC Loan Interest Sub-Fund and remit such monies to the agent under the Debt Service
Reserve LOC Reimbursement Agreement for the payment of such interest. In the event that monies in the Debt
Service Reserve LOC Loan Interest Sub-Fund exceed the amount of money required by this Depositary Agreement to be deposited therein after giving effect to the payment made on such Interest Payment Date, the Depositary Agent shall transfer such excess monies from the Debt Service
Reserve LOC Loan Interest Sub-Fund to the Revenue Fund on such Interest Payment Date.

               (j)  Monies deposited in the Debt Service
Reserve LOC Loan Principal Sub-Fund on any Funding Date shall be used for the payment, when due and payable
(whether at the Principal Payment Date or otherwise), of principal with respect to any outstanding Debt Service
Reserve LOC Loans at the next succeeding Principal
Payment Date falling on or within six (6) months following such Funding Date. On any Funding Date that amounts for the payment of principal with respect to any Debt Service Reserve LOC Loans are due and payable and have been requisitioned in accordance with Section
3.2(c), the Depositary Agent shall withdraw the monies on deposit in the Debt Service Reserve LOC Loan Principal
Sub-Fund and remit such monies to the Debt Service
Reserve LOC Provider for the payment of such principal.
In the event that monies in the Debt Service Reserve LOC
Loan Principal Sub-Fund exceed the amount of money required by this Depositary Agreement to be deposited therein after giving effect to the payment made on such Principal Payment Date, the Depositary Agent shall transfer such excess monies from the Debt Service Reserve
LOC Loan Principal Sub-Fund to the Revenue Fund on such
Principal Payment Date.

          SECTION III.6  Distribution Fund.  (a)  On any
Funding Date that all of the conditions set forth in
Section 3.6(b) are satisfied, the Depositary Agent shall make payments from the Distribution Fund to such Persons as may be directed in writing by the Guarantors.

               (b)  The Distribution Fund will be funded
from monies transferred from the Revenue Fund after all other then-required amounts have been paid as provided in
Section 3.2(c).  Distributions may be made only from and
to the extent of monies on deposit in the Distribution
Fund. Such distributions are subject to the prior satisfaction of the following conditions:

                    (i)  the amounts contained in the
     Principal Fund and Interest Fund shall be equal to or greater than the aggregate principal and interest payments next due on the Securities and (without duplication) the Project Notes (without duplication of interest to be paid pursuant to Section 3.1.4);

                    (ii)  no Default or Event of Default
     under the Indenture shall have occurred and be continuing;

                    (iii)  the Debt Service Coverage
     Ratio for the preceding four (4) fiscal quarters, measured as one (1) annual period (or, with respect to any proposed distribution date prior to the first anniversary of the Closing Date, for the period commencing with the Closing Date and ending on the first anniversary of the Closing Date, projected results for any portion of such period (certified by an officer of the Funding Corporation) shall be used when actual results are not available), is equal to or greater than 1.4 to 1.0, if such distribution date occurs prior to the year 2000, and, if such distribution date occurs in or subsequent to the year 2000, is equal to or greater than 1.5 to 1.0, as certified by an Authorized Officer of the Funding
     Corporation;

                    (iv)  the projected Debt Service
     Coverage Ratio for the succeeding four (4) fiscal quarters, measured as one (1) annual period, is equal to or greater than 1.4 to 1.0, if such distribution date occurs prior to the year 2000, and, if, such distribution date occurs in or subsequent to the year 2000, is equal to or greater than 1.5 to 1.0, as certified by an Authorized
     Officer of the Funding Corporation;

                    (v)  the Debt Service Reserve Fund
     shall have a balance equal to or greater than the Debt Service Reserve Required Balance or a Debt
     Service Reserve Letter of Credit in an amount at least equal to (collectively with the balance, if any, then in such Debt Service Reserve Fund) the Debt Service Reserve Required Balance shall be outstanding and available;

                    (vi)  an Authorized Officer of the
     Funding Corporation certifies (containing customary assumptions and qualifications) that there are sufficient geothermal resources to operate (A) the Salton Sea Projects and the Partnership Projects
     (other than the Zinc Project) at contract capacity and (B) the Zinc Project at a level not materially lower than the level contemplated in the Base Case
     Projections (as adjusted pursuant to (x) an Approved
     Completion Plan, (y) Section 2(j) of the Fourth
     Supplemental Indenture or (z) Section 2(m) of the
     Fourth Supplemental Indenture, if applicable), in each case through the Final Maturity Date; and

                    (vii)  Substantial Completion of each
     New Project has occurred on or prior to the Guaranteed Substantial Completion Date for such New
     Project, as certified by an Authorized Officer of the Funding Corporation; provided that, notwithstanding that such condition is not satisfied, distributions may be made if (A) (x) if such condition is not satisfied with respect to the Zinc Project, Series F Securities having an aggregate principal amount of $140,520,000 have been redeemed pursuant to Section 2(m) of the Fourth
     Supplemental Indenture, (y) if such condition is not satisfied with respect to Salton Sea Unit V, Series
     F Securities having an aggregate principal amount of $83,272,000 have been redeemed pursuant to Section
     2(m) of the Fourth Supplemental Indenture, and (z) if such condition is not satisfied with respect to the Region 2/Turbo Project, Series F Securities having an aggregate principal amount of $44,581,000 have been redeemed pursuant to Section 2(m) of the Fourth Supplemental Indenture, or (B) for each New
     Project with respect to which such condition is not satisfied, the Funding Corporation and the Guarantors take such actions as the Rating Agencies require in order for the Rating Agencies to confirm in writing to the Trustee that such failure of such New Project to achieve Substantial Completion by the Guaranteed Substantial Completion Date therefor or such abandonment, as the case may be, will not result in a Rating Downgrade, and the Rating Agen cies issue such written confirmation; provided, further, that this condition to distribution shall apply with respect to any New Project only (x) after the Guaranteed Substantial Completion Date for such
     New Project, or (y) if the construction of such New
     Project has been abandoned, in each case as set forth in the Officer's Certificate delivered to the Trustee pursuant to Section 5.21 of the Indenture.

          SECTION III.7  Distribution Suspense Fund.  On
any Funding Date on which any of the conditions precedent to distributions in Section 3.6(b) are not satisfied, the Depositary Agent shall transfer all monies held in the Distribution Fund to the Distribution Suspension Fund;
provided, however, that, after application of the last sentence of this Section 3.7, the Depositary Agent shall transfer any remaining monies which were transferred to the Distribution Suspense Fund solely because of a failure to satisfy the condition precedent to distributions set forth in Section 3.6(b)(vii) to one or more of the Construction Funds for application in accordance with Section 3.1, if so directed in an Officer's Certificate of the Funding Corporation delivered to the Depositary Agent. On any Business Day thereafter on which the conditions to distributions set forth in Section 3.6(b) are satisfied, upon delivery to the Trustee, the Collateral Agent and the Depositary
Agent of an Officer's Certificate of the Funding
Corporation certifying that all such conditions to distribution are now satisfied, the Depositary Agent shall withdraw and transfer monies in the Distribution
Suspense Fund designated for such Funding Date to such Persons as may be directed in writing by the Guarantors.
The Depositary Agent may conclusively rely on such Officer's Certificate certifying that all conditions for disbursement from the Distribution Fund have been met.
At any time that funds in the Revenue Fund are not sufficient to pay any amounts which are due and payable
(other than by acceleration) and required to be paid with proceeds of the Revenue Fund, then funds in the Distribution Suspense Fund shall be transferred to the Revenue Fund for distribution as provided therein.

          SECTION III.8  Loss Proceeds Fund.  (i) All
Loss Proceeds and Eminent Domain Proceeds received by any
Salton Sea Guarantor or, as the case may be, Partnership
Guarantor, shall be deposited in the Loss Proceeds Fund.
The Depositary Agent shall separately segregate such Loss
Proceeds and Eminent Domain Proceeds for distribution in the manner as set forth below:

                    (A)  In the event that the Salton Sea
Guarantors or, as the case may be, the Partnership
Guarantors, determine that the affected Salton Sea
Project or, as the case may be, Partnership Project, cannot be rebuilt, repaired or restored to permit operation of all or a portion of such Project on a commercially reasonable basis following an Event of Eminent Domain or Event of Loss, or that the Loss
Proceeds or the Eminent Domain Proceeds, together with any other amounts that the Salton Sea Guarantors or, as the case may be, the Partnership Guarantors, are willing to commit or cause to be committed to such rebuilding, repair or restoration, are not sufficient to permit such rebuilding, repair or restoration, upon delivery to the Depositary Agent and Collateral Agent of an officer's certificate of the Salton Sea Guarantors or, as the case may be, the Partnership Guarantors (containing customary assumptions and qualifications), certifying to the foregoing then, if such Loss Proceeds or Eminent Domain
Proceeds exceed $15,000,000, the Collateral Agent shall deliver to the Depositary Agent an Allocation
Certificate. Upon receipt of the Allocation Certificate, the Depositary Agent shall withdraw, transfer or distribute the monies representing the Loss Proceeds or the Eminent Domain Proceeds in the Loss Proceeds Fund to the Redemption Fund.

                    (B)  In the event that the Salton Sea
Guarantors or, as the case may be, the Partnership
Guarantors, determine not to rebuild, repair or restore the affected Salton Sea Project or, as the case may be, Partnership Project, following an Event of Eminent Domain or Event of Loss, and such Loss Proceeds or Eminent
Domain Proceeds exceed $15,000,000, upon delivery to the Depositary Agent and Collateral Agent of an officer's certificate of the Salton Sea Guarantors or, as the case may be, the Partnership Guarantors, certifying that the Salton Sea Guarantors or, as the case may be, the Partnership Guarantors, have determined not to rebuild, repair or restore the affected Project, the Collateral
Agent shall deliver to the Depositary Agent an Allocation
Certificate. Upon receipt of the Allocation Certificate, the Depositary Agent shall withdraw, transfer or distribute the monies representing the Loss Proceeds or the Eminent Domain Proceeds in the Loss Proceeds Fund to the Redemption Fund.

                    (C) (1)  In the event that the Salton
Sea Guarantors or, as the case may be, the Partnership
Guarantors, have determined to rebuild, repair or restore all or a portion of the affected Salton Sea Project or, as the case may be, Partnership Project, upon delivery to the Depositary Agent and Collateral Agent of an officer's certificate of the relevant Salton Sea Guarantor or, as the case may be, Partnership Guarantor, certifying that all or a portion, as applicable, of the Project will be rebuilt, repaired or restored, the Depositary Agent shall transfer the applicable Loss Proceeds or Eminent Domain
Proceeds, as the case may be, in the Loss Proceeds Fund to the Restoration Sub-Fund. Amounts held in the Restoration Sub-Fund shall be applied solely for the payment of the costs of rebuilding, restoration or repair of the affected Salton Sea Project or, as the case may be, Partnership Project, as set forth below or as otherwise contemplated herein. If the amount initially deposited in the Restoration Sub-Fund with respect to any Event of Loss or Event of Eminent Domain exceeds
$15,000,000 per Event of Loss or Event of Eminent Domain, the relevant Salton Sea Guarantor or, as the case may be, Partnership Guarantor, shall deliver to the Depositary
Agent, the Collateral Agent and the Trustee (x) a restora tion budget (as amended, modified or supplemented from time to time, the "Restoration Budget") prepared by the relevant Salton Sea Guarantor or, as the case may be, Partnership Guarantor, identifying all categories and approximate amounts reasonably anticipated to be incurred in connection with the rebuilding, restoration or repair, together with a statement of uses of proceeds of the Restoration Sub-Fund and any other monies necessary to complete the rebuilding, restoration or repair, and (y) a restoration progress payment schedule (as amended, modified or supplemented from time to time, the "Restoration Progress Payment Schedule") determined by the Guarantors for the projected requisitions to be made from the Restoration Sub-Fund.

               (2)  Before any withdrawal or transfer
shall be made from the Restoration Sub-Fund, there shall be filed with the Depositary Agent with respect to each Disbursement Date:

                    (I)  a requisition from the relevant
          Salton Sea Guarantor or, as the case may be, Partnership Guarantor, substantially in the form attached hereto as Exhibit C (a
          "Restoration Requisition"), dated not more than three (3) Business Days prior to such Disbursement Date as set forth therein on which such withdrawal and transfer is requested to be made, signed by an Authorized Representative of the relevant Salton Sea Guarantor or, as the case may be, Partnership Guarantor;

                    (II)    if the amount requested in
          any consecutive twelve-month period with respect to any Event of Loss or Event of Eminent Domain exceeds $30,000,000 in the aggregate for all Projects affected by such occurrence, an Independent Engineer's Certifi cate in the form attached hereto as Appendix I to Exhibit C, dated not more than three
          (3) Business Days prior to the Disbursement
          Date; and

                    (III)   if clause (II) above does not
          apply, the Restoration Requisition shall so state.

               (3)  On the Disbursement Date referred to
in Section 3.8(i)(C)(2) or as soon thereafter as practicable following receipt of the documents described in Sections 3.8(i)(C)(2)(I) through (III) above, the Depositary Agent shall withdraw and transfer from the Restoration Sub-Fund and shall pay to the relevant Salton
Sea Guarantor or, as the case may be, Partnership
Guarantor, or to Persons directed by it in writing the amounts set forth in the Restoration Requisition.

               (4)  Upon completion of any rebuilding,
restoration or repair of all or a portion of the affected
Salton Sea Project or, as the case may be, Partnership
Project, there shall be filed with the Depositary Agent and the Collateral Agent an officer's certificate of the relevant Salton Sea Guarantor or, as the case may be, Partnership Guarantor, certifying that the completion of the rebuilding, restoration or repair has been performed in accordance with standard industry practices and the amount, if any, required in its opinion to be retained in the Restoration Sub-Fund for the payment of any remaining costs of rebuilding, restoration or repair not then due and payable or the liability for payment of which is being contested or disputed by the Salton Sea Guarantors or the Partnership Guarantors, as the case may be, and for the payment of reasonable contingencies following completion of the rebuilding, restoration or repair.
Upon receipt of such officer's certificate, the Depositary Agent shall transfer the amount remaining in the Restoration Sub-Fund in excess of the amounts to remain in the Restoration Sub-Fund as stated in the officer's certificate of the Salton Sea Guarantors or, as the case may be, Partnership Guarantors, first, to the Salton Sea Guarantors or, as the case may be, Partnership
Guarantors, or to Persons directed by them in writing to the extent of any amounts which have been expended in connection with such rebuilding, restoration or repair
(as set forth in such officer's certificate) and not previously reimbursed, and second, segregate the remaining excess in the Restoration Sub-Fund from any other amounts therein. If such remaining excess exceeds
$15,000,000, the Depositary Agent shall transfer all of such monies in the Restoration Sub-Fund to the Redemption
Fund for the uses set forth in Section 3.8(i) and Section
3.9. If the remaining excess is equal to or less than $15,000,000, the Depositary Agent shall transfer such monies to the Revenue Fund. Thereafter, upon receipt of an officer's certificate of the Salton Sea Guarantors or, as the case may be, Partnership Guarantors, certifying payment of all costs of rebuilding, restoration or repair of the affected Project, the Depositary Agent shall transfer any amounts remaining in the Restoration Sub-
Fund to the Revenue Fund.

                    (D)  In the event that the Salton Sea
Guarantors or, as the case may be, Partnership
Guarantors, determine (x) in accordance with Section
3.8(i)(A) that such affected Salton Sea Project or, as the case may be Partnership Project, cannot be rebuilt, repaired or restored to permit operation of all or a portion of such Project on a commercially reasonable basis following an Event of Loss or Event of Eminent
Domain, or (y) in accordance with Section 3.8(i)(B), not to rebuild, repair or restore the affected Salton Sea
Project or, as the case may be, Partnership Project, and in either case such Loss Proceeds or Eminent Domain
Proceeds are equal to or less than $15,000,000, the Depositary Agent shall withdraw and transfer such monies to the Revenue Fund.

                    (ii)  All Title Event Proceeds
received by the Salton Sea Guarantors or, as the case may be, Partnership Guarantors, shall be deposited in the Loss Proceeds Fund. The Depositary Agent shall separately segregate such Title Event Proceeds for distribution in the manner set forth below:

               (A)  Title Event Proceeds in respect of
     any particular Title Event shall be transferred by the Depositary Agent as follows: (i) the first
     $25,000,000 of Title Event Proceeds shall be transferred to the Title Event Sub-Fund; and (ii)
     Title Event Proceeds exceeding $25,000,000 in respect of such Title Event shall (a) be transferred to the Revenue Fund (to the extent such excess proceeds do not exceed $5,000,000) and (b) be transferred to the Redemption Fund (to the extent such excess proceeds exceed $5,000,000). Amounts held in the Title Event Sub-Fund shall be applied in an effort to remedy the Title Event and for payment of expenses incurred in connection therewith, as set forth below.

               (B)  Before any withdrawal and transfer
     shall be made from the Title Event Sub-Fund, there shall be filed with the Depositary Agent and the Collateral Agent with respect to each Disbursement
     Date a requisition from the relevant Salton Sea
     Guarantor or, as the case may be, Partnership
     Guarantor, substantially in the form attached hereto as Exhibit D (a "Title Event Requisition"), dated not more than three (3) Business Days prior to such Disbursement Date as set forth therein on which such withdrawal and transfer is requested to be made, signed by an Authorized Representative of the relevant Salton Sea Guarantor or, as the case may be, Partnership Guarantor.

               (C)  On the Disbursement Date referred to
     in Section 3.8(ii)(B) or as soon thereafter as practicable following receipt of the Title Event
     Requisition described in Section 3.8(ii)(B) above, the Depositary Agent shall withdraw and transfer from the Title Event Sub-Fund and shall pay to the Salton Sea Guarantors or, as the case may be, Partnership Guarantors, or Persons directed by them in writing the amounts set forth in such Title Event
     Requisition.

               (D)  Upon completion of the effort to
     remedy the Title Event there shall be filed with the Depositary Agent and the Collateral Agent an officer's certificate of the Salton Sea Guarantors or, as the case may be, Partnership Guarantors, certifying the result of the effort to remedy the Title Event and the amount, if any, required in their opinion to be retained in the Title Event Sub-
     Fund for the payment of any remaining expenses.
     Upon receipt of the officer's certificate described in the immediately preceding sentence, the Depositary Agent shall transfer the amount remaining in the Title Event Sub-Fund in excess of the amounts to remain in the Title Event Sub-Fund, as stated in such officer's certificate, first, to the Salton Sea
     Guarantors or, as the case may be, Partnership
     Guarantors, or Persons directed by them in writing to the extent of any amounts expended in connection with such effort to remedy and not previously reimbursed, and second, segregate the remaining excess in the Title Event Sub-Fund from any other amounts therein. If such excess exceeds $5,000,000, the Depositary Agent shall transfer all of such monies in the Title Event Sub-Fund to the Redemption
     Fund. If the remaining excess is equal to or less than $5,000,000, the Depositary Agent shall transfer such monies to the Revenue Fund. Thereafter, upon receipt of an officer's certificate of the Salton
     Sea Guarantors or, as the case may be, Partnership
     Guarantors, certifying payment of all costs of remedying the Title Event, the Depositary Agent shall transfer any amounts remaining in the Title
     Event Sub-Fund to the Revenue Fund.

               (iii)  All Performance Liquidated Damages
received by or on behalf of Minerals LLC, Power LLC, Turbo LLC, Vulcan and Del Ranch shall be deposited in the Loss Proceeds Fund. The Depositary Agent shall separately segregate such Performance Liquidated Damages for distribution in the manner set forth below:

               (A)  All Performance Liquidated Damages
     received by or on behalf of Minerals LLC shall be deposited into the Zinc LD Sub-Fund. If, within 90 days after any date on which any Performance
     Liquidated Damages are deposited into the Zinc LD
     Sub-Fund, the Depositary Agent shall have received an officer's certificate of Minerals LLC stating that Minerals LLC has elected to use all or a specified portion of such Performance Liquidated
     Damages to pay costs associated with the construction of the Zinc Project in accordance with an Approved Completion Plan, together with a copy of such Approved Completion Plan, the Depositary Agent shall (1) transfer the amount of Performance
     Liquidated Damages specified in such officer's certificate to the Zinc Construction Fund for application in accordance with Section 3.1.1 and such Approved Completion Plan and (2) transfer the remaining portion of such Performance Liquidated
     Damages (if any) to (a) if the amount of such portion is greater than $6,000,000, to the Mandatory
     Redemption Fund held by the Trustee under the Indenture for the pro rata redemption of Series F
     Securities Outstanding in accordance with Section
     2(l) of the Fourth Supplemental Indenture, or (b) if the amount of such proceeds is less than or equal to $6,000,000, to the LD Holding Sub-Fund. If, within
     90 days after the date on which any Performance
     Liquidated Damages are deposited into the Zinc LD
     Sub-Fund, the Depositary Agent shall not have received an officer's certificate of Minerals LLC stating that Minerals LLC has elected to use all or a specified portion of such Performance Liquidated
     Damages to pay costs associated with the construction of the Zinc Project in accordance with an Approved Completion Plan, the Depositary Agent shall transfer such Performance Liquidated Damages
     (a) if the amount of such Performance Liquidated
     Damages is greater than $6,000,000, to the Mandatory
     Redemption Fund held by the Trustee under the Indenture for the pro rata redemption of Series F
     Securities Outstanding in accordance with Section
     2(l) of the Fourth Supplemental Indenture, or (b) if the amount of such Performance Liquidated Damages is less than or equal to $6,000,000, to the LD Holding
     Sub-Fund.

               (B)  All Performance Liquidated Damages
     received by or on behalf of Power LLC shall be deposited into the Salton Sea Unit V LD Sub-Fund.
     Prior to the date (the "Unit V LD Refund End Date") on which the Salton Sea Unit V EPC Contractor shall no longer have any rights granted by Power LLC to receive a refund of Performance Liquidated Damages pursuant to Section 16.6 of the Salton Sea Unit V
     EPC Contract, as evidenced by an officer's certificate of Power LLC delivered to the Depositary
     Agent, all amounts on deposit in or credited to the Salton Sea Unit V LD Sub-Fund shall be applied solely to refund Performance Liquidated Damages to the Salton Sea Unit V EPC Contractor in accordance with Section 16.6 of the Salton Sea Unit V EPC
     Contract.  All amounts withdrawn from the Salton Sea
     Unit V LD Sub-Fund to refund Performance Liquidated
     Damages to the Salton Sea Unit V EPC Contractor shall be withdrawn in accordance with the disbursement procedure described below:

          (1) As a condition precedent to any withdrawal and transfer from the Salton Sea Unit V LD
               Sub-Fund to refund Performance Liquidated
               Damages to the Salton Sea Unit V EPC
               Contractor there shall be filed with the Depositary Agent, with respect to each Disbursement Date on which any such withdrawal and transfer is requested to be made, an appropriately completed requisition in the form attached hereto as Exhibit F (a "Liquidated Damages Refund
               Requisition") signed by an Authorized
               Representative of Power LLC and dated not more than five (5) days prior to, and received by the Depositary Agent not less than three (3) Business Days prior to, such Disbursement Date (as such date is set forth in such Liquidated Damages
               Refund Requisition).

          (2)  On the Disbursement Date referred to in
               clause (1) of this Section 3.8(iii)(B), or as soon thereafter as possible following receipt of the Liquidated Damages Refund
               Requisition referred to in such clause,
               the Depositary Agent shall make payments in accordance with such Liquidated Damages
               Refund Requisition. The Depositary Agent may conclusively rely on any Liquidated
               Damages Refund Requisition in making any disbursements under this clause (2).

     If, within 90 days after the Unit V LD Refund End
     Date, the Depositary Agent shall have received an officer's certificate of Power LLC stating that Power LLC has elected to use all or a specified portion of such Performance Liquidated Damages to pay costs associated with the construction of Salton
     Sea Unit V in accordance with an Approved Completion
     Plan, together with a copy of such Approved
     Completion Plan, the Depositary Agent shall (1) transfer the amount of Performance Liquidated
     Damages specified in such officer's certificate to the Salton Sea Unit V Construction Fund for applica tion in accordance with Section 3.1.2 and such Approved Completion Plan and (2) transfer the remaining portion of such Performance Liquidated
     Damages (if any) to (a) if the amount of such portion is greater than $6,000,000, to the Mandatory
     Redemption Fund held by the Trustee under the Indenture for the pro rata redemption of Series F
     Securities Outstanding in accordance with Section
     2(l) of the Fourth Supplemental Indenture, or (b) if the amount of such proceeds is less than or equal to $6,000,000, to the LD Holding Sub-Fund. If, within
     90 days after the Unit V LD Refund End Date, the
     Depositary Agent shall not have received an officer's certificate of Power LLC stating that Power LLC has elected to use all or a specified portion of such Performance Liquidated Damages to pay costs associated with the construction of Salton
     Sea Unit V in accordance with an Approved Completion
     Plan, the Depositary Agent shall transfer such Performance Liquidated Damages (a) if the amount of such Performance Liquidated Damages is greater than $6,000,000, to the Mandatory Redemption Fund held by the Trustee under the Indenture for the pro rata redemption of Series F Securities Outstanding in accordance with Section 2(l) of the Fourth
     Supplemental Indenture, or (b) if the amount of such Performance Liquidated Damages is less than or equal to $6,000,000, to the LD Holding Sub-Fund.

               (C)  All Performance Liquidated Damages
     received by or on behalf of Turbo LLC, Vulcan or Del
     Ranch shall be deposited into the Region 2/Turbo LD
     Sub-Fund.  Prior to the date (the "Region 2/Turbo LD
     Refund End Date") on which the Region 2/Turbo EPC
     Contractor shall no longer have any rights granted by Turbo LLC, Vulcan or Del Ranch to receive a refund of Performance Liquidated Damages pursuant to
     Section 16.6 of the Region 2/Turbo EPC Contract, as evidenced by an officer's certificate of Turbo LLC, Vulcan and Del Ranch delivered to the Depositary
     Agent, all amounts on deposit in or credited to the Region 2/Turbo LD Sub-Fund shall be applied solely to refund Performance Liquidated Damages to the Region 2/Turbo EPC Contractor in accordance with
     Section 16.6 of the Region 2/Turbo EPC Contract.
     All amounts withdrawn from the Region 2/Turbo LD Sub-
     Fund to refund Performance Liquidated Damages to the Region 2/Turbo EPC Contractor shall be withdrawn in accordance with the disbursement procedure described below:

          (1) As a condition precedent to any withdrawal and transfer from the Region 2/Turbo LD
               Sub-Fund to refund Performance Liquidated
               Damages to the Region 2/Turbo EPC
               Contractor there shall be filed with the Depositary Agent, with respect to each Disbursement Date on which any such withdrawal and transfer is requested to be made, an appropriately completed
               Liquidated Damages Refund Requisition
               signed by an Authorized Representative of Turbo LLC, Vulcan or Del Ranch and dated not more than five (5) days prior to, and received by the Depositary Agent not less than three (3) Business Days prior to, such Disbursement Date (as such date is set forth in such Liquidated Damages
               Refund Requisition).

          (2)  On the Disbursement Date referred to in
               clause (1) of this Section 3.8(iii)(C), or as soon thereafter as possible following receipt of the Liquidated Damages Refund
               Requisition referred to in such clause,
               the Depositary Agent shall make payments in accordance with such Liquidated Damages
               Refund Requisition. The Depositary Agent may conclusively rely on any Liquidated
               Damages Refund Requisition in making any disbursements under this clause (2).

     If, within 90 days after the Region 2/Turbo LD
     Refund End Date, the Depositary Agent shall have received an officer's certificate of Turbo LLC, Vulcan or Del Ranch stating that Turbo LLC, Vulcan or Del Ranch, as the case may be, has elected to use all or a specified portion of such Performance Liqui dated Damages to pay costs associated with the construction of the Region 2/Turbo Project in accordance with an Approved Completion Plan, together with a copy of such Approved Completion
     Plan, the Depositary Agent shall (1) transfer the amount of Performance Liquidated Damages specified in such officer's certificate to the Region 2/Turbo
     Construction Fund for application in accordance with
     Section 3.1.3 and such Approved Completion Plan and
     (2) transfer the remaining portion of such Performance Liquidated Damages (if any) to (a) if the amount of such portion is greater than $6,000,000, to the Mandatory Redemption Fund held by the Trustee under the Indenture for the pro rata redemption of Series F Securities Outstanding in accordance with Section 2(l) of the Fourth
     Supplemental Indenture, or (b) if the amount of such proceeds is less than or equal to $6,000,000, to the LD Holding Sub-Fund. If, within 90 days after the
     Region 2/Turbo LD Refund End Date, the Depositary
     Agent shall not have received an officer's certificate of Turbo LLC, Vulcan or Del Ranch stating that Turbo LLC, Vulcan or Del Ranch has elected to use all or a specified portion of such Performance Liquidated Damages to pay costs associated with the construction of the Region
     2/Turbo Project in accordance with an Approved
     Completion Plan, the Depositary Agent shall transfer such Performance Liquidated Damages (a) if the amount of such Performance Liquidated Damages is greater than $6,000,000, to the Mandatory Redemption
     Fund held by the Trustee under the Indenture for the pro rata redemption of Series F Securities
     Outstanding in accordance with Section 2(l) of the Fourth Supplemental Indenture, or (b) if the amount of such Performance Liquidated Damages is less than or equal to $6,000,000, to the LD Holding Sub-Fund.

               (D)  As soon as possible after the date on
     which all Performance Liquidated Damages required to be transferred to the LD Holding Sub-Fund in accordance with this Section 3.8(iii) have been so transferred, as evidenced by an officer's certificate of Minerals LLC, Power LLC, Turbo LLC,
     Vulcan and Del Ranch delivered to the Depositary
     Agent, the Depositary Agent shall calculate the aggregate amount of Performance Liquidated Damages then on deposit in the LD Holding Sub-Fund. If such aggregate amount of Performance Liquidated Damages is greater than $6,000,000, the Depositary Agent shall transfer such Performance Liquidated Damages to the Mandatory Redemption Fund held by the Trustee under the Indenture for the pro rata redemption of Series F Securities Outstanding in accordance with
     Section 2(l) of the Fourth Supplemental Indenture.
     If such aggregate amount of Performance Liquidated
     Damages is less than or equal to $6,000,000, the Depositary Agent shall transfer such Performance
     Liquidated Damages to the Revenue Fund for application in accordance with Section 3.2(c).

          SECTION III.9  Redemption Fund.  (a)  The
following amounts shall be delivered to the Depositary
Agent directly for deposit into the Redemption Fund, or if received by a Guarantor, as soon as practicable upon receipt, in either case in accordance with this Section
3.9(a), to the extent such amounts are available for redemption of Securities under the Indenture:

                    (i)  certain amounts from the Loss
     Proceeds Fund received by the Salton Sea Guarantors or, as the case may be, Partnership Guarantors, in connection with an Event of Loss, an Event of Eminent Domain or a Title Event, to the extent such amounts are required to be transferred to the Redemption Fund in accordance with Section 3.8; and all Loss Proceeds and Eminent Domain Proceeds received as Equity Cash Flows by CEOC or VPC;

                    (ii)  proceeds realized in connection
     with a Permitted Power Contract Buy-Out;

                    (iii)  any net cash proceeds actually
     received by Magma or any of its subsidiaries from
     (i) any settlement or buy-out agreement between Magma and SCE, regarding the BRPU Award, or between Magma and San Diego Gas and Electric, a California corporation, regarding the BRPU Award, or (ii) a lump sum settlement payment (whether payable in one payment or a series of lump sum installments) of claims made by Magma and certain of its Affiliates in the SCE Litigation, to the extent that any such proceeds are required to be deposited in the Redemption Fund pursuant to the Support Letter;

                    (iv)  proceeds of Debt which is
     incurred by the Partnership Project Companies to fund an equity distribution to any of the Partner ship Guarantors other than the Partnership Project
     Companies; and

                    (v)  proceeds received as a result of
     foreclosure on the Collateral securing the obligations of the Guarantors following a Trigger
     Event caused by an event of default under a Credit
     Agreement or a Guarantee.

If any of the foregoing amounts required to be deposited with the Depositary Agent in the Redemption Fund are received by any Guarantor (or any Affiliate of such Guarantor), such Guarantor shall (or shall cause any such Affiliate to) hold such payments in trust for the Collateral Agent and shall promptly remit such payments to the Depositary Agent for deposit in the Redemption
Fund, in the form received, with any necessary endorsements.

               (b)  The Depositary Agent shall segregate
the amounts referred to in Section 3.9(a)(i) through (v) above for distribution in the manner set forth below:

                    (i)  Upon the receipt of those
     amounts from the Loss Proceeds Fund described in
     Section 3.9(a)(i), the Depositary Agent shall so notify the Collateral Agent and the Trustee and shall separately segregate such monies, and the Collateral Agent shall deliver to the Depositary
     Agent an Allocation Certificate. Upon receipt of the Allocation Certificate described in the immediately preceding sentence, the Depositary Agent shall withdraw, transfer or distribute the amounts described in Section 3.9(a)(i) no later than one (1)
     Business Day prior to the Redemption Date established pursuant to Section 3.2 of the Indenture, (x) in the case of the Securities being redeemed, as instructed by the Allocation
     Certificate referred to above, to the Mandatory
     Redemption Fund held by the Trustee, for the pro-rata redemption of Securities Outstanding by the Trustee in accordance with Section 3.3 of the Indenture, and (y) in the case of other Senior Debt then being redeemed or prepaid, as instructed by the Allocation Certificate referred to above.

                    (ii)(A)  Upon the receipt of those
     amounts described in Section 3.9(a)(ii) and, within ninety (90) days of such receipt, an Officer's
     Certificate of the Funding Corporation certifying that the Rating Agencies have confirmed that such Permitted Power Contract Buyout will not result in a Ratings Downgrade, the Depositary Agent shall transfer such amounts to the Revenue Fund.

                         (B)  Other than as described in
     Section 3.9(b)(ii)(A), upon the receipt of those amounts described in Section 3.9(a)(ii), the Depositary Agent shall so notify the Collateral
     Agent and the Trustee and separately segregate such monies, and the Collateral Agent shall deliver to the Depositary Agent an Allocation Certificate.
     Upon receipt of the Allocation Certificate described in the immediately preceding sentence and if an officer's certificate as described in Section
     3.9(b)(ii)(A) has not been received within ninety
     (90) days after receipt of the Permitted Power
     Contract Buy-Out proceeds, the Depositary Agent shall withdraw, transfer or distribute the amounts described in Section 3.9(a)(ii) no later than one
     (1) Business Day prior to the Redemption Date established pursuant to Section 3.2 of the Indenture, (x) in the case of the Securities being redeemed, as instructed by the Allocation
     Certificate referred to above, to the Mandatory
     Redemption Fund held by the Trustee, for the pro rata redemption of Securities Outstanding by the Trustee in accordance with Section 3.3 of the Indenture, and (y) in the case of other Senior Debt then being redeemed or prepaid, as instructed by the Allocation Certificate referred to above.

                    (iii)  Upon the receipt of those
     amounts described in Section 3.9(a)(iii), the Depositary Agent shall transfer such amounts to the Revenue Fund.

                    (iv) (A)  Upon the receipt of those
     amounts described in Section 3.9(a)(iv) and, within ninety (90) days of such receipt, an officer's certificate of the Partnership Guarantors certifying that the Rating Agencies have confirmed that such incurrence of Debt and distribution of proceeds as an equity distribution will not result in a Ratings
     Downgrade, the Depositary Agent shall transfer such amounts to the Revenue Fund.

                         (B)  Other than as described in
     Section 3.9(b)(iv)(A), upon the receipt of those amounts described in Section 3.9(a)(iv), the Depositary Agent shall so notify the Collateral
     Agent and the Trustee and separately segregate such monies, and the Collateral Agent shall deliver to the Depositary Agent an Allocation Certificate.
     Upon receipt of the Allocation Certificate described in the immediately preceding sentence, the Depositary Agent shall withdraw, transfer or distribute the amounts described in Section
     3.9(a)(iv) hereof, no later than one (1) Business
     Day prior to the Redemption Date established pursuant to Section 3.2 of the Indenture, (x) in the case of the Securities being redeemed, as instructed by the Allocation Certificate referred to above, to the Mandatory Redemption Fund held by the Trustee, for the pro-rata redemption of Securities
     Outstanding by the Trustee in accordance with
     Section 3.3 of the Indenture, and (y) in the case of other Senior Debt then being redeemed or prepaid, as instructed by the Allocation Certificate referred to above.

                    (v)  Upon the receipt of those
     amounts described in Section 3.9(a)(v), the Depositary Agent shall so notify the Collateral
     Agent and the Trustee and separately segregate such monies, and the Collateral Agent shall deliver to the Depositary Agent an Allocation Certificate which sets forth the priorities established pursuant to
     Section 6(d) of the Intercreditor Agreement. Upon receipt of the Allocation Certificate described in the immediately preceding sentence, the Depositary
     Agent shall withdraw, transfer or distribute the amounts described in Section 3.9(a)(v), no later than one (1) Business Day prior to the Redemption
     Date established pursuant to Section 3.2 of the Indenture, (x) in the case of the Securities being redeemed, as instructed by the Allocation
     Certificate referred to above, to the Mandatory
     Redemption Fund held by the Trustee, for the pro-rata redemption of Securities Outstanding by the Trustee in accordance with Section 3.3 of the Inden ture, and (y) in the case of other Senior Debt then being redeemed or prepaid, as instructed by the Allocation Certificate referred to above; provided that if the amounts described in Section 3.9(a)(v) do not exceed $5,000,000, then such amounts shall be transferred to the Revenue Fund.

          SECTION III.10  Investment of Funds.  Monies
held in any Fund created by and held under this Depositary Agreement shall be invested and reinvested in Permitted Investments at the written direction (which may be in the form of a standing instruction) of an Authorized Representative of the Funding Corporation or any of the Guarantors; provided, however, that at any time when (a) a Responsible Officer of the Depositary
Agent has received written notice that an Event of Default under the Indenture shall have occurred and be continuing or (b) an Authorized Representative of the Funding Corporation or the Guarantors has not timely fur nished such a written direction or, after a request by the Depositary Agent, has not so confirmed a standing instruction to the Depositary Agent, the Depositary Agent shall invest such monies only in Permitted Investments described in clause (i) of such definition of a maturity of thirty (30) days or less. Such investments shall mature in such amounts and have maturity dates or be subject to redemption at the option of the holder thereof on or prior to maturity as needed for the purposes of such Funds, but in no event shall such investments mature more than one (1) year after the date acquired. The
Depositary Agent shall at any time and from time to time liquidate any or all of such investments prior to the maturity as needed in order to effect the transfers and withdrawals contemplated by this Depositary Agreement in accordance with an officer's certificate of the Funding
Corporation or the Guarantors; provided that, in the absence of timely receipt of such an officer's certificate, the Depositary Agent shall liquidate any or all such investments as so needed. In the event any such investments are redeemed prior to the maturity thereof, the Depositary Agent shall not be liable for any loss or penalties relating thereto in the absence of gross negli gence or willful misconduct. Any income or gain realized from such investments shall be deposited (i) first, into the Debt Service Reserve Fund until amounts in the Debt
Service Reserve Fund, together with the Debt Service
Reserve Letter of Credit, equal the Debt Service Reserve
Required Balance, and (ii) second, if amounts in the Debt
Service Reserve Fund, together with the Debt Service
Reserve Letter of Credit, equal the Debt Service Reserve
Required Balance, into the Revenue Fund; provided, however, that any income or gain realized from investments made with monies on deposit in any Construction Fund shall be redeposited into such Construction Fund. Any loss shall be charged to the applicable Fund. The Depositary Agent shall not be liable for any such loss other than by reason of its willful misconduct or gross negligence. For purposes of any income tax payable on account of any income or gain on an investment, such income or gain shall be for the account of the Guarantors or the Funding Corporation.

          SECTION III.11  Disposition of Funds Upon
Retirement of Securities and Additional Securities.  (a)
Upon the payment in full of the principal of, premium, if any, and interest on any series of Securities, any Project Note or issuance of Additional Securities such that such series of Securities, such Project Note or issuance of Additional Securities is no longer outstanding, all amounts held in the Interest Fund, the Principal Fund and the Debt Service Reserve Fund allocated to such series of Securities, such Project Note or issuance of Additional Securities, as the case may be, shall upon the written direction of the Funding
Corporation or any Guarantor be transferred to the Revenue Fund.

          (b)  Upon termination of the Intercreditor
Agreement and after payment in full of the principal of, premium, if any, and interest on and all other amounts due in respect of all the additional Permitted Debt, each Project Note, all Securities Outstanding, all amounts payable under the Working Capital Facility, the Debt
Service Reserve LOC Reimbursement Agreement and termination of the Debt Service Reserve Letter of Credit and all amounts payable to the Permitted Counterparties under the Interest Rate Protection Agreements and after payment in full of all Administrative Costs, and all other amounts required to be paid hereunder, all amounts remaining in any Fund established in Section 2.2 shall at the written direction of the Funding Corporation be paid by the Depositary Agent to the Funding Corporation.

          SECTION III.12  Fund Balance Statements.  The
Depositary Agent shall, on a monthly basis and at such other times as the Collateral Agent or the Funding
Corporation may from time to time reasonably request, provide to the Collateral Agent, the Guarantors and the Funding Corporation fund balance statements in respect of each of the Funds, sub-funds and amounts segregated in any of the Funds. Such balance statements shall also include deposits, withdrawals and transfers from and to each Fund, sub-fund and segregated amount.

          SECTION III.13  Trigger Events.  (a)  On and
after any date on which the Depositary Agent receives written notice from the Collateral Agent pursuant to
Section 6 of the Intercreditor Agreement that a Trigger
Event has occurred (the date of receipt of such notice, the "Trigger Event Date"), the Depositary Agent shall thereafter accept all notices and instructions required to be given to the Depositary Agent pursuant to the terms of this Depositary Agreement only from the Collateral
Agent and not from any other Person and the Depositary
Agent shall not withdraw, transfer, pay or otherwise distribute any monies in any of the Funds except pursuant to such notices and instructions from the Collateral
Agent.

          (b)  On the Trigger Event Date, the Depositary
Agent shall render an accounting of all monies in the Funds as of the Trigger Event Date to the Collateral
Agent.
          (c)  On and after the Trigger Event Date, the
Depositary Agent shall distribute all monies then held in any Fund to the Collateral Agent for disposition pursuant to Section 6 of the Intercreditor Agreement. The proceeds of any sale, disposition or other realization with respect to Collateral or Funding Corporation
Collateral held for the benefit of some but not all of the Secured Parties shall be applied to the payment of obligations owed to the parties for whose benefit the specific Collateral or Funding Corporation Collateral was held.

          SECTION III.14  Capital Expenditure Fund.  (a)
On the Series F Closing Date, $14,946,000 shall be delivered to the Depositary Agent and deposited in the Capital Expenditure Fund from the net proceeds of the sale of the Series F Securities. All Equity
Contributions received by the Depositary Agent pursuant to Section 2(d) of the Equity Commitment Agreement shall be deposited into the Capital Expenditure Fund.

          (b)  Amounts held in the Capital Expenditure
Fund shall be applied solely for the payment (or reimbursement to the extent the same shall have been previously paid or satisfied by the relevant Guarantor) of costs (including any interest paid) incurred in connection with the modification, improvement, reworking, maintenance and replacement from time to time of wells, pipelines, gathering systems, equipment, facilities and other capital expenditures in connection with or located at the Partnership Projects (other than the Zinc Project and the Region 2/Turbo Project) or the Salton Sea
Projects (other than Salton Sea Unit V) (collectively, the "Permitted Capital Expenditures") and for the payment of Permitted Capital Expenditures reasonably expected to be incurred during the 30-day period following an applicable Disbursement Date. All monies shall be withdrawn in accordance with the disbursement procedure hereinafter described in this Section 3.14.

          (c) As a condition precedent to any withdrawal and transfer from the Capital Expenditure Fund there shall be filed with the Depositary Agent, with respect to each Disbursement Date on which any such withdrawal and transfer is requested to be made, an appropriately completed requisition in the form attached hereto as Exhibit E (a "Capital Expenditure Requisition") signed by an Authorized Representative of the relevant Guarantor and dated not more than five (5) days prior to, and received by the Depositary Agent not less than three (3)
Business Days prior to, such Disbursement Date (as such date is set forth in such Capital Expenditure
Requisition).

          (d)  On the Disbursement Date referred to in
clause (c) of this Section 3.14, or as soon thereafter as possible following receipt of the Capital Expenditure
Requisition referred to in such clause, the Depositary
Agent shall make payments in accordance with such Capital
Expenditure Requisition. The Depositary Agent may conclusively rely on any Capital Expenditure Requisition in making any disbursements under this clause (d).


                       ARTICLE IV
                    DEPOSITARY AGENT

          SECTION IV.1  Appointment of Depositary Agent,
Powers and Immunities. The Collateral Agent, on behalf of the Secured Parties and the Funding Corporation under the Intercreditor Agreement, hereby appoints the Depositary Agent to act as its agent hereunder, with such powers as are expressly delegated to the Depositary Agent by the terms of this Depositary Agreement, together with such other powers as are reasonably incidental thereto.
The Depositary Agent shall not have any duties or responsibilities except those expressly set forth in this Depositary Agreement. Without limiting the generality of the foregoing, the Depositary Agent shall take all actions as the Collateral Agent shall direct it to perform in accordance with the express provisions of this Depositary Agreement or as the Collateral Agent may otherwise direct it to perform in accordance with the provisions of this Depositary Agreement. Notwithstanding anything to the contrary contained herein, the Depositary
Agent shall not be required to take any action which is contrary to this Depositary Agreement or applicable law.
Neither the Depositary Agent nor any of its Affiliates shall be responsible to any Secured Party for any recitals, statements, representations or warranties made by the Funding Corporation or the Guarantors contained in this Depositary Agreement or any other Transaction
Document or in any certificate or other document referred to or provided for in, or received by any Secured Party under, the Indenture, this Depositary Agreement or any other Transaction Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Depositary Agreement or any other Transaction
Document or any other document referred to or provided for herein or therein or for any failure by the Funding
Corporation or any Guarantor to perform its obligations hereunder or thereunder. The Depositary Agent shall not be required to ascertain or inquire as to the performance by the Funding Corporation or the Guarantors of any of its obligations under the Indenture, this Depositary
Agreement, any other Financing Document or any other document or agreement contemplated hereby or thereby.
The Depositary Agent shall not be (a) required to initiate or conduct any litigation or collection proceeding hereunder or under any other Security Document or (b) responsible for any action taken or omitted to be taken by it hereunder (except for its own gross negligence or willful misconduct) or in connection with any other Security Document. Except as otherwise provided under this Depositary Agreement, the Depositary
Agent shall take action under this Depositary Agreement only as it shall be directed in writing by the Collateral
Agent.  Whenever in the administration of this Depositary
Agreement the Depositary Agent shall deem it necessary or desirable that a factual matter be proved or established in connection with the Depositary Agent taking, suffering or omitting to take any action hereunder, such matter
(unless other evidence in respect thereof is herein specifically prescribed) may be deemed to be conclusively proved or established by a certificate of any Authorized
Representative of the Funding Corporation or the Guarantors, or the Collateral Agent, if appropriate. The
Depositary Agent shall have the right at any time to seek instructions concerning the administration of this Depositary Agreement from the Collateral Agent or any court of competent jurisdiction. The Depositary Agent shall have no obligation to expend or risk its own funds or otherwise incur any financial liability in the perfor mance of any of its duties hereunder.

          SECTION IV.2  Reliance by Depositary Agent.
The Depositary Agent shall be entitled to rely upon and shall not be bound to make any investigation into the facts or matters stated in any certificate, officer's certificate of the Funding Corporation or the Guarantors, Independent Engineer's certificate, Collateral Agent's certificate or any other notice or other document
(including any cable, telegram, telecopy or telex) believed by it to be genuine and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statement of legal counsel, independent accountants and other experts selected by the Depositary
Agent and shall have no liability for its actions taken thereupon, unless due to the Depositary Agent's willful misconduct or gross negligence. Without limiting the foregoing, the Depositary Agent shall be required to make payments to the Secured Parties only as set forth herein.
The Depositary Agent shall be fully justified in failing or refusing to take any action under this Depositary
Agreement or the Intercreditor Agreement (i) if such action would, in the reasonable opinion of the Depositary
Agent, be contrary to applicable law or the terms of this Depositary Agreement or the Intercreditor Agreement, (ii) if such action is not specifically provided for in this Depositary Agreement or the Intercreditor Agreement, it shall not have received any such advice or concurrence of the Collateral Agent as it deems appropriate, or (iii) if, in connection with the taking of any such action that would constitute an exercise of remedies under this Depositary Agreement or the Intercreditor Agreement
(whether such action is or is intended to be an action of the Depositary Agent or the Collateral Agent), it shall not first be indemnified to its satisfaction by the Secured Parties (other than the Trustee (in its individual capacity) or the Collateral Agent (in its individual capacity) or any other agent or trustee under any of the Financing Documents (in their respective individual capacities)) against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Depositary
Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Depositary
Agreement or the Intercreditor Agreement in accordance with a request of the Collateral Agent (to the extent that the Collateral Agent is expressly authorized to direct the Depositary Agent to take or refrain from taking such action), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Secured Parties.

          SECTION IV.3  Court Orders.  The Depositary
Agent is hereby authorized, in its exclusive discretion, to obey and comply with all writs, orders, judgments or decrees issued by any court or administrative agency affecting any money, documents or things held by the Depositary Agent. The Depositary Agent shall not be liable to any of the parties hereto or any other Secured
Party, their successors, heirs or personal representatives by reason of the Depositary Agent's compliance with such writs, orders, judgments or decrees, notwithstanding that such writ, order, judgment or decree is later reversed, modified, set aside or vacated.

          SECTION IV.4  Resignation or Removal.  Subject
to the appointment and acceptance of a successor
Depositary Agent as provided below, the Depositary Agent may resign at any time by giving thirty (30) days written notice thereof to the Collateral Agent and the Funding
Corporation or the Guarantors, provided that in the event the Depositary Agent is also the Collateral Agent and Trustee, it must also at the same time resign as Collateral Agent and Trustee. The Depositary Agent may be removed at any time with cause by the Collateral
Agent. The Funding Corporation shall have the right to remove the Depositary Agent upon thirty (30) days' notice to the Secured Parties with or without cause, effective upon the appointment of a successor Depositary Agent under this Section 4.4, which is reasonably acceptable to the Trustee. In the event that the Depositary Agent shall decline to take any action without first receiving adequate indemnity from the Funding Corporation or the Guarantors, the Secured Parties or the Collateral Agent, as the case may be, and, having received an indemnity, shall continue to decline to take such action, the Collateral Agent shall be deemed to have sufficient cause to remove the Depositary Agent. In the event that the Depositary Agent is also the Trustee, the Collateral
Agent shall have the right to remove the Depositary Agent with or without cause. Upon any such resignation or removal, the Collateral Agent shall have the right to appoint a successor Depositary Agent, which Depositary
Agent shall be reasonably acceptable to the Funding
Corporation. If no successor Depositary Agent shall have been appointed by the Collateral Agent and shall have accepted such appointment within thirty (30) days after the retiring Depositary Agent's giving of notice of resignation or the removal of the retiring Depositary
Agent, then the retiring Depositary Agent may appoint a successor Depositary Agent, which shall be a bank or trust company reasonably acceptable to the Collateral
Agent and the Funding Corporation. Upon the acceptance of any appointment as Depositary Agent hereunder by the successor Depositary Agent, (a) such successor Depositary
Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Depositary Agent, and the retiring Depositary
Agent shall be discharged from its duties and obligations hereunder, and (b) the retiring Depositary Agent shall promptly transfer all Funds within its possession or control to the possession or control of the successor
Depositary Agent and shall execute and deliver such notices, instructions and assignments as may be necessary or desirable to transfer the rights of the retiring
Depositary Agent with respect to the Funds to the successor Depositary Agent. After the retiring
Depositary Agent's resignation or removal hereunder as Depositary Agent, the provisions of this Article IV and of Article V shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Depositary Agent.


                        ARTICLE V
             EXPENSES; INDEMNIFICATION; FEES

          SECTION V.1  Expenses.  The Funding Corporation
agrees to pay or reimburse all out-of-pocket expenses of the Depositary Agent (including reasonable fees and expenses for legal services) in respect of, or incident to, the administration or enforcement of any of the provisions of this Depositary Agreement or in connection with any amendment, waiver or consent relating to this Depositary Agreement.

          SECTION V.2  Indemnification.  The Funding
Corporation agrees to indemnify the Depositary Agent in its capacity as such, and, in their capacity as such, its officers, directors, shareholders, controlling persons, employees, agents and servants (each an "Indemnified
Depositary Agent Party") from and against any and all claims, losses, liabilities and expenses (including the reasonable fees and expenses of counsel) growing out of or resulting from this Depositary Agreement (including, without limitation, performance under or enforcement of this Depositary Agreement, but excluding any such claims, losses or liabilities resulting from the Indemnified
Depositary Agent Party's gross negligence or willful misconduct). This indemnity shall survive the termination of this Depositary Agreement, and the resignation or removal of the Depositary Agent. This indemnity is extended in addition to, and not in derogation or limitation of, the provisions of Section 12 of the Intercreditor Agreement.

          SECTION V.3  Fees.  On the Closing Date, and on
each anniversary of the Closing Date to and including the Final Maturity Date, the Funding Corporation shall pay the Depositary Agent an annual fee in an amount mutually agreed on by the Funding Corporation and the Depositary
Agent.

                       ARTICLE VI
                      MISCELLANEOUS

          SECTION VI.1  Amendments; Etc.  No amendment or
waiver of any provision of this Depositary Agreement nor consent to any departure by the Funding Corporation or the Guarantors herefrom shall in any event be effective unless the same shall be in writing and signed by the Collateral Agent, the Depositary Agent, the Funding
Corporation and the Guarantors. Any such amendment, waiver or consent shall be effective only in the specific instance and for the specified purpose for which given.

          SECTION VI.2  Addresses for Notices.  All
notices, requests and other communications provided for hereunder shall be in writing and, except as otherwise required by the provisions of this Depositary Agreement, shall be sufficiently given and shall be deemed given when delivered or mailed by registered or certified mail, postage prepaid, or sent by overnight delivery, telecopy, telegram or telex, addressed to the parties as follows:

The Funding Corporation: Salton Sea Funding Corporation
                         302 South 36th Street
                         Suite 400-A
                         Omaha, Nebraska  68131
                         Telephone:  (402) 341-4500
                         Fax:  (402) 231-1658
                         Attention:  Chief Financial
Officer

                         and a copy to:  General Counsel
                         Fax:  (402) 231-1658
The Salton Sea
  Guarantors:            c/o Salton Sea Power Company
                         302 South 36th Street
                         Suite 400-B
                         Omaha, Nebraska  68131
                         Telephone:  (402) 341-4500
                         Fax:  (402) 231-1658
                         Attention:  Chief Financial
Officer

                         and a copy to:  General Counsel
                         Fax:  (402) 231-1658

The Partnership
  Guarantors:            c/o CalEnergy Operating
Corporation
                         302 South 36th Street
                         Suite 400-C
                         Omaha, Nebraska  68131
                         Telephone:  (402) 341-4500
                         Fax:  (402) 231-1658
                         Attention:  Chief Financial
Officer

                         and a copy to:  General Counsel
                         Fax:  (402) 231-1658

The Royalty
 Guarantor:             Salton Sea Royalty Company
                         302 South 36th Street
                         Suite 400-D
                         Omaha, Nebraska  68131
                         Telephone:  (402) 341-4500
                         Fax:  (402) 231-1658
                         Attention:  Chief Financial
Officer

                         and a copy to:  General Counsel
                         Fax:  (402) 231-1658

Collateral Agent:        Chase Manhattan Bank and Trust
                         Company,National Association
                         101 California Street, #2725
                         San Francisco, California  94111
                         Telephone:  (415) 954-9508
                         Fax:  (415) 693-8850
                         Attention:  Corporate Trust
Department

Depositary Agent:        Chase Manhattan Bank and Trust
                         Company,National Association
                         101 California Street, # 2725
                         San Francisco, California  94111
                         Telephone:  (415) 954-9508
                         Fax:  (415) 693-8850
                         Attention:  Corporate Trust
Department

          SECTION VI.3  Governing Law; Terms.  THIS
DEPOSITARY AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED
IN ACCORDANCE WITH, THE LAW OF THE STATE OF CALIFORNIA.

          SECTION VI.4  Headings.  Headings used in this
Depositary Agreement are for convenience of reference only and do not constitute part of this Depositary
Agreement for any purpose.

          SECTION VI.5  No Third Party Beneficiaries.
The agreements of the parties hereto are solely for the benefit of the Funding Corporation, the Guarantors, the Collateral Agent, the Depositary Agent and the Secured
Parties and their respective successors and assigns and no Person (other than the parties hereto and such Secured
Parties) shall have any rights hereunder.

          SECTION VI.6  No Waiver.  No failure on the
part of the Depositary Agent, the Collateral Agent or any Secured Party or any of their nominees or representatives to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by the Depositary Agent, the Collateral Agent or any Secured Party or any of their nominees or representatives of any right, power or remedy preclude any further exercise thereof, or the exercise of any other right, power or remedy.

          SECTION VI.7  Severability.  If any provision
of this Depositary Agreement or the application thereof shall be invalid or unenforceable to any extent, (a) the remainder of this Depositary Agreement and the application of such remaining provisions shall not be affected thereby and (b) each such remaining provision shall be enforced to the greatest extent permitted by law.

          SECTION VI.8  Successors and Assigns.  All
covenants, agreements, representations and warranties in this Depositary Agreement by the Depositary Agent, the Collateral Agent, the Funding Corporation and the
Guarantors shall bind and, to the extent permitted hereby, shall inure to the benefit of and be enforceable by their respective successors and assigns, whether so expressed or not.

          SECTION VI.9  Execution in Counterparts.  This
Depositary Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

          SECTION VI.10  Appointment of Agent.  CEOC is
hereby appointed as agent and attorney-in-fact for each Guarantor to take all actions, to give all notices and to deliver all certificates and requisitions and the like hereunder.

          SECTION VI.11  Consequential Damages.  In no
event (other than with respect to its own gross negligence or willful misconduct) shall the Depositary
Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Depositary Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

          SECTION VI.12  Limitation of Liability.
Notwithstanding anything to the contrary contained in this Depositary Agreement and the other Transaction
Documents, the liability and obligation of the Funding
Corporation or the Guarantors to perform and observe and make good the obligations contained in this Depositary
Agreement and the other Security Documents shall not be enforced by any action or proceeding wherein damages or any money judgment or any deficiency judgment or any judgment establishing any personal obligation or liability shall be sought, collected or otherwise obtained against any officer, director or shareholder or related Person of the Funding Corporation or any of the Guarantors or any Secured Party, and the Collateral
Agent, for itself and its successors and assigns, and on behalf of the Secured Parties and the Funding
Corporation, irrevocably waives any and all right to sue for, seek or demand any such damages, money judgment, deficiency judgment or personal judgment against any officer, director or shareholder or related Person of the Funding Corporation or any of the Guarantors under or by reason of or in connection with this Depositary Agreement and agrees to look solely to the Funding Corporation and the Guarantors and the security and Collateral and Funding Corporation Collateral held under or in connection with the Security Documents for the enforcement of such liability and obligation of the Funding Corporation and the Guarantors. Notwithstanding the foregoing, the obligations of CalEnergy under the Equity Commitment Agreement and of Magma under the Support Letter, the Magma Assignment Agreement and the
Magma Services Agreement shall be recourse to each such party, subject to the limitations, qualifications and other terms of such documents.
          IN WITNESS WHEREOF, the parties hereto have caused this Depositary Agreement to be duly executed as of the day and year first above written.


                         SALTON SEA FUNDING CORPORATION


                              By:  /s/  Craig M. Hammett
                                   Name:  Craig M. Hammett
                                   Title:  Senior Vice President


                         SALTON SEA POWER GENERATION L.P.

                         By:       SALTON SEA POWER COMPANY,
                              as its general partner


                              By:  /s/  Craig M. Hammett
                                   Name:  Craig M. Hammett
                                   Title:  Senior Vice President


                         SALTON SEA BRINE PROCESSING L.P.

                         By:       SALTON SEA POWER COMPANY,
                                   as its general partner


                              By:  /s/  Craig M. Hammett
                                   Name:  Craig M. Hammett
                                   Title:  Senior Vice President


                         FISH LAKE POWER COMPANY


                              By:  /s/  Craig M. Hammett
                                   Name:  Craig M. Hammett
                                   Title:  Senior Vice President


                         SALTON SEA POWER L.L.C.

                         By:  CE SALTON SEA INC.,
                              as its manager


                              By:  /s/  Craig M. Hammett
                                   Name:  Craig M. Hammett
                                   Title:  Senior Vice President


                         VULCAN POWER COMPANY


                              By:  /s/  Craig M. Hammett
                                   Name:  Craig M. Hammett
                                   Title:  Senior Vice President


                         CALENERGY OPERATING CORPORATION


                              By:  /s/  Craig M. Hammett
                                   Name:  Craig M. Hammett
                                   Title:  Senior Vice President


                         BN GEOTHERMAL INC.

                              By:  /s/  Craig M. Hammett
                                   Name:  Craig M. Hammett
                                   Title:  Senior Vice President


                         VULCAN/BN GEOTHERMAL POWER
                         COMPANY

                         By:  VULCAN POWER COMPANY,
                              as its general partner


                              By:  /s/  Craig M. Hammett
                                   Name:  Craig M. Hammett
                                   Title:  Senior Vice President


                         SAN FELIPE ENERGY COMPANY


                              By:  /s/  Craig M. Hammett
                                   Name:  Craig M. Hammett
                                   Title:  Senior Vice President


                         LEATHERS, L.P.

                         By:  CALENERGY OPERATING
                              CORPORATION, as its general
                              partner


                              By:  /s/  Craig M. Hammett
                                   Name:  Craig M. Hammett
                                   Title:  Senior Vice President


                         CONEJO ENERGY COMPANY


                              By:  /s/  Craig M. Hammett
                                   Name:  Craig M. Hammett
                                   Title:  Senior Vice President


                         DEL RANCH, L.P.

                         By:  CALENERGY OPERATING
                              CORPORATION, as its general
                              partner

                              By:  /s/  Craig M. Hammett
                                   Name:  Craig M. Hammett
                                   Title:  Senior Vice President



                         NIGUEL ENERGY COMPANY

                              By:  /s/  Craig M. Hammett
                                   Name:  Craig M. Hammett
                                   Title:  Senior Vice President



                         ELMORE, L.P.

                         By:  CALENERGY OPERATING CORPO
                              RATION, as its general
                              partner


                              By:  /s/  Craig M. Hammett
                                   Name:  Craig M. Hammett
                                   Title:  Senior Vice President


                         CALENERGY MINERALS LLC

                         By:  SALTON SEA MINERALS CORP.,
                              as its manager


                              By:  /s/  Craig M. Hammett
                                   Name:  Craig M. Hammett
                                   Title:  Senior Vice President


                         CE TURBO LLC

                         By:  MAGMA POWER COMPANY,
                              as its manager


                              By:  /s/  Craig M. Hammett
                                   Name:  Craig M. Hammett
                                   Title:  Senior Vice President


                         SALTON SEA ROYALTY COMPANY


                              By:  /s/  Craig M. Hammett
                                   Name:  Craig M. Hammett
                                   Title:  Senior Vice President


                         CHASE MANHATTAN BANK AND TRUST
                         COMPANY, NATIONAL ASSOCIATION,
                         as Depositary Agent


                         By:
                                Name:
                                Title:


                         CHASE MANHATTAN BANK AND TRUST
                         COMPANY, NATIONAL ASSOCIATION,
                         as Collateral Agent


                         By:
                                Name:
                                Title:

                   TABLE OF CONTENTS

                                                     Page

                  ARTICLE I              DEFINITIONS   4

     SECTION 1.1Capitalized Terms                      4
     SECTION 1.2Definitions; Construction              4

                  ARTICLE II
     APPOINTMENT OF DEPOSITARY AGENT;ESTABLISHMENT OF
     FUNDS                                            12

     SECTION 2.1Acceptance of
     Appointment of Depositary Agent                  12
     SECTION 2.2Establishment of Funds and Sub-Funds  13
     SECTION 2.3Security Interest                     14
     SECTION 2.4Termination                           15

     ARTICLE III       THE FUNDS                      15

     SECTION 3.1Construction Funds                    15
     SECTION 3.2Revenue Fund                          21
     SECTION 3.3Principal Fund                        27
     SECTION 3.4Interest Fund                         28
     SECTION 3.5Debt Service Reserve Fund             29
     SECTION 3.6Distribution Fund                     33
     SECTION 3.7Distribution Suspense Fund            35
     SECTION 3.8Loss Proceeds Fund                    35
     SECTION 3.9Redemption Fund                       41
     SECTION 3.10  Investment of Funds                45
     SECTION 3.11   Disposition of Funds Upon Retirement of
                Securities and Additional Securities  46
     SECTION 3.12   Fund Balance Statements           47
     SECTION 3.13   Trigger Events                    47
     SECTION 3.14   Capital Expenditure Fund          47

     ARTICLE IV     DEPOSITARY AGENT                  48

     SECTION 4.1Appointment of Depositary Agent, Powers
                and Immunities                        48
     SECTION 4.2Reliance by Depositary Agent          50
     SECTION 4.3Court Orders                          50
     SECTION 4.4Resignation or Removal                51

     ARTICLE VEXPENSES; INDEMNIFICATION; FEES         52

     SECTION 5.1Expenses                              52
     SECTION 5.2Indemnification                       52
     SECTION 5.3Fees                                  52

     ARTICLE VI      MISCELLANEOUS                    53

     SECTION 6.1Amendments; Etc                       53
     SECTION 6.2Addresses for Notices                 53
     SECTION 6.3Governing Law; Terms                  55
     SECTION 6.4Headings                              55
     SECTION 6.5No Third Party Beneficiaries          55
     SECTION 6.6No Waiver                             55
     SECTION 6.7Severability                          55
     SECTION 6.8Successors and Assigns                55
     SECTION 6.9Execution in Counterparts             56
     SECTION 6.10   Appointment of Agent              56
     SECTION 6.11   Consequential Damages             56
     SECTION 6.12   Limitation of Liability           56